Exhibit 99.3

                            LIMITED LIABILITY COMPANY

                               OPERATING AGREEMENT

                                       OF

                          R, R, M & C PARTNERS, L.L.C.

                             DATED: AUGUST 30, 2001







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                                TABLE OF CONTENTS



Section                                                                   Page


1.   Definitions; Construction................................................1

     1.1.     Definitions.....................................................1
     1.2.     Construction....................................................6

2.   Formation................................................................6

     2.1.     Formation of the Company........................................6
     2.2.     Name of the Company.............................................6
     2.3.     Purpose of the Company..........................................6
     2.4.     Places of Business of the Company...............................7
     2.5.     Filing of the Articles of Organization..........................7
     2.6.     Registration of Fictitious Names................................7
     2.7.     Registered Agent................................................7
     2.8.     Nature of the Members' and the Manager's Liabilities............7
     2.9.     Interests Not Certificated......................................7
     2.10.    Existence.......................................................7
     2.11.    Seal............................................................7

3.   Capital of the Company...................................................7

     3.1.     Initial Contributions...........................................7
     3.2.     Additional Contributions........................................8
     3.3.     Failure to Make Contributions...................................8
              3.3.1.     Effect of Default....................................8
              3.3.2.     Right to Cure........................................8
              3.3.3.     Expulsion of Defaulting Member.......................8
              3.3.4.     Members' Obligation to Make Defaulted
                         Contribution.........................................8
     3.4.     No Interest on Contributions....................................8
     3.5.     Capital Accounts................................................9
              3.5.1.     Maintenance of Capital Accounts......................9
              3.5.2.     Single Capital Account...............................9
              3.5.3.     Transferee's Capital Account.........................9
              3.5.4.     Revaluation of Capital Accounts......................9
              3.5.5.     Contributed Property.................................9
     3.6.     Third-Party Creditor...........................................10

4.   Management of the Company...............................................10

     4.1.     Manager........................................................10
              4.1.1.     Management of the Company...........................10
              4.1.2.     Appointment of the Manager..........................12
              4.1.3.     Term of the Manager.................................12
              4.1.4.     Resignation of the Manager..........................12
              4.1.5.     Removal of the Manager..............................12
              4.1.6.     Notice of Removal; Contest..........................13
              4.1.7.     Vacancies...........................................13
     4.2.     Approval Rights of the Members.................................13

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              4.2.1.     Actions Requiring Majority Approval.................13
              4.2.2.     Actions Requiring Unanimous Approval or
                         an Affected Member's Approval.......................14
              4.2.3.     No Other Approval Rights............................14
     4.3.     Officers of the Company........................................14
     4.4.     Execution of Documents.........................................14
     4.5.     Members Not Agents.............................................14
     4.6.     Discharge of Duties............................................14
     4.7.     Loans and the  Transaction  of Business with Members,
              the Manager and Affiliates of Members and the Manager..........14
     4.8.     Activities of Members..........................................15
     4.9.     Remuneration of Managers.......................................15

5.   Distributions...........................................................15

     5.1.     Interim Distributions for Taxes................................15
              5.1.1.     State Income Taxes..................................15
              5.1.2.     Tax Withholding.....................................16
              5.1.3.     Equalization of Distributions.......................16
     5.2.     Other Interim Distributions....................................16
     5.3.     Distributions Upon Dissolution.................................16
     5.4.     Withdrawals....................................................16
     5.5.     Offset.........................................................16

6.   Allocations.............................................................17

     6.1.     Allocation of Profits and Losses...............................17
     6.2.     Allocations for Income Tax Purposes............................17
              6.2.1.     Allocation of Taxable Income and Losses.............17
              6.2.2.   ss.704(c) Allocations.................................17
              6.2.3.     Allocation of Credits...............................17
              6.2.4.     Capital Accounts....................................17
     6.3.     Special Allocation Provisions..................................17
              6.3.1.     Interim Allocations.................................17
              6.3.2.     Codess.754 Election.................................18
              6.3.3.     Losses Creating Negative Capital Accounts...........18
              6.3.4.     Qualified Income Offset.............................18
              6.3.5.     Cancellation of Debt Income.........................18
              6.3.6.     Nonrecourse Liabilities.............................18
                         6.3.6.1.       Nonrecourse Deductions...............18
                         6.3.6.2.       Minimum Gain Chargeback..............18
                         6.3.6.3.       Member Nonrecourse Debt Minimum
                                        Gain Chargeback......................19
              6.3.7.     Income from the Receipt of an Interest..............19
              6.3.8.     Ordering Rules......................................19
              6.3.9.     Modifications.......................................19
              6.3.10.    Curative Allocations................................19
     6.4.     Distributions In Kind..........................................19

7.   Certain Tax Matters.....................................................19

     7.1.     Treatment as a Partnership for Income Tax Purposes.............19
     7.2.     Tax Returns and Tax Information................................20
              7.2.1.     Year-End Tax Information............................20
              7.2.2.     Estimated Tax Information...........................20

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              7.2.3.     Tax Returns and Tax Treatment.......................20
              7.2.4.     Discussions with the Company........................20
     7.3.     Tax Matters Partner............................................20
              7.3.1.     Initial Tax Matters Partner.........................20
              7.3.2.     Successor Tax Matters Partner.......................21
     7.4.     Special Elections..............................................21

8.   Dissolution and Winding Up of the Company...............................21

     8.1.     Events Causing the Dissolution of the Company..................21
     8.2.     Winding Up.....................................................21
              8.2.1.     Cessation of Business...............................21
              8.2.2.     Liquidating Distributions...........................22
              8.2.3.     Termination.........................................22
     8.3.     Dissolution of the Company After Event of Withdrawal...........22

9.   New Members and Transfers of Members' Interests.........................22

     9.1.     New Members....................................................22
     9.2.     Assignment of an Interest......................................22
     9.3.     Permitted Withdrawals or Assignments...........................22
     9.4.     Withdrawals and Assignments; Right of First Refusal............23
              9.4.1.     Death or Adjudication of Insanity or Incapacity.....23
              9.4.2.     Right of First Refusal..............................23
              9.4.3.     Company's Option to Purchase........................23
     9.5.     Forced Sale/Purchase Rights....................................24
              9.5.1.     Notice of Sale......................................24
              9.5.2.     Sale and Purchase of Interest; Failure to Close.....24
              9.5.3.     Pending Rights......................................24
     9.6.     Substitute and New Members.....................................25
              9.6.1.     Execution of Documents..............................25
              9.6.2.     Effective Date......................................25
              9.6.3.     Reimbursement of Expenses...........................25
              9.6.4.     Amendment to Schedule A.............................25
              9.6.5.     Compliance With Securities Laws.....................25
              9.6.6.     Publicly Traded Partnerships........................25
     9.7.     Transfer of an Interest Other Than in Compliance With
              This Agreement.................................................25
     9.8.     Expulsion of a Member..........................................25
     9.9.     Valuation Procedure............................................26

10.  Records and Accounting..................................................26

     10.1.    Accounting Matters.............................................26
     10.2.    Financial Statements...........................................26
     10.3.    Bank Accounts..................................................27
     10.4.    Members and the Manager Accountable as a Fiduciary.............27
     10.5.    Right to an Accounting.........................................27
     10.6.    Company Property...............................................27
     10.7.    Commingling of Assets..........................................27
     10.8.    Required Information...........................................27

11.  Meetings of Members.....................................................28

     11.1.    Meetings.......................................................28
     11.2.    Place of Meetings..............................................28

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     11.3.    Time of Meetings...............................................28
     11.4.    Quorum.........................................................28
     11.5.    Notice of Meetings.............................................28
     11.6.    Waiver of Notice...............................................28
     11.7.    Proxies........................................................28
     11.8.    Voting of Certain Members......................................29
              11.8.1.    Corporations, Etc...................................29
              11.8.2.    Deceased Persons....................................29
              11.8.3.    Fiduciaries.........................................29
              11.8.4.    Secured Parties.....................................29
     11.9.    Informal Action by Members.....................................29
     11.10.   Rules of Meetings..............................................29
     11.11.   Presumption of Assent..........................................29
     11.12.   Tele-Participation in Meetings.................................29

12.  Indemnifications........................................................29

     12.1.    Indemnification of Members and the Manager.....................29
              12.1.1.    Indemnification with Respect to
                         Third Party Actions.................................29
              12.1.2.    Indemnification with Respect to
                         Actions by or in the Right of
                         the Company.........................................30
     12.2.    Indemnification of Tax Matters Partner.........................30
     12.3.    Indemnification by Members.....................................30
     12.4.    Indemnification Provided in This Section Non-Exclusive.........31

13.  General Provisions......................................................31

     13.1.    Accounting Terms...............................................31
     13.2.    Amendment and Modification.....................................31
     13.3.    Captions.......................................................31
     13.4.    Counterpart Facsimile Execution................................31
     13.5.    Counterparts...................................................31
     13.6.    Entire Agreement...............................................31
     13.7.    Failure or Delay...............................................31
     13.8.    Further Assurances.............................................31
     13.9.    Governing Law..................................................31
     13.10.   Legal Fees.....................................................32
     13.11.   Notices........................................................32
     13.12.   Priority.......................................................32
     13.13.   Remedies Cumulative............................................32
     13.14.   Schedules......................................................32
     13.15.   Severability...................................................32
     13.16.   Specific Performance...........................................32
     13.17.   Submission to Jurisdiction.....................................32
     13.18.   Successors and Assigns.........................................33
     13.19.   Third-Party Beneficiary........................................33

14.  Arbitration.............................................................33


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                            LIMITED LIABILITY COMPANY
                               OPERATING AGREEMENT



         This Limited Liability Company Operating Agreement is made as of this 30th day of August, 2001, among those Persons signatories hereto.

                                    RECITALS

         A. The parties have formed a limited liability company under the laws of the State of Missouri.

         B. The parties wish to set forth their agreement concerning the conduct of the business and affairs of such limited liability company and the relative rights and obligations of the parties in relation thereto, all as set forth herein.

                                    AGREEMENT

         In consideration of the foregoing, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties by their execution hereof), the parties agree as follows.

1.       DEFINITIONS; CONSTRUCTION.

         1.1. DEFINITIONS. For purposes of this Agreement, the following capitalized terms have the following meanings.

                  "Act" means the Missouri Limited Liability Company Act.

                  "Additional Member" has the meaning set forth in Section 9.1.

                  "Adjusted Capital Account Deficit" means the negative balance in a Member's Capital Account as of the relevant time, adjusted to: (i) increase such Capital Account by: (a) the amount, if any, of such negative balance which such Member is obligated to restore under this Agreement; and (b) the amount, if any, of such negative balance which such Member is deemed to be obligated to restore under Treasury Regulation ss.ss.1.704-2(g)(1) and 1.704-2(i)(5); and
(ii) reduce such Capital Account with the items described in Treasury Regulation ss.ss.1.704-1(b)(2)(ii)(d)(4), (5) and (6).

                  "Affiliate" means: (i) any Person which, directly or indirectly, is in control of, is controlled by or is under common control with the party for whom an affiliate is being determined; or (ii) any Person who is a director or officer (or comparable position) of any Person described in clause
(i) above or of the party for whom an affiliate is being determined. For purposes hereof, control of a Person means the power, direct or indirect, to:
(a) vote 10% or more of the securities having ordinary voting power for the election of directors (or comparable positions) of such Person; or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise and either alone or in conjunction with others.

                  "Agreement" means this Limited Liability Company Operating Agreement, including all Exhibits and Schedules hereto.

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                  "Articles of Organization" means the articles of organization filed with the Missouri Secretary of State's office pursuant to the Act and as herein provided for the purpose of forming the Company.

                  "Bankruptcy" has the meaning ascribed to such term in the Act.

                  "Basis" with respect to any asset means the adjusted basis thereof as determined in accordance with ss.1011(a) of the Code.

                  "Budget" means the budget (including cash flow, operations and capital expenditures) of the Company and its Subsidiaries prepared for each Fiscal Year on a consolidating and consolidated basis.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of the United States of America or the State of Missouri.

                  "Business Plan" means the strategic business plan of the Company and its Subsidiaries which outlines the strategic direction and marketing plans of the Company and its Subsidiaries.

                  "Capital Account" means, with respect to any Member, the capital account maintained by the Company for such Member in accordance herewith and with Treasury Regulation ss.1.704-1(b)(2)(iv).

                  "Capital Expenditure" means all expenditures (excluding interest capitalized during construction) which must be capitalized under GAAP.

                  "Cause" means that the specified Person has: (i) willfully breached any of its material obligations under this Agreement and, if curable, such breach has not been cured within 30 days after written notice of such breach from Members representing at least 33 1/3% of the Percentage Interests;
(ii) acted in a manner that constitutes gross negligence in the performance of its obligations under this Agreement or with respect to the activities or businesses of the Company or of any Subsidiary; (iii) engaged in conduct that constitutes fraud or willful malfeasance with respect to the Company or any Subsidiary or in the conduct of its duties under this Agreement; or (iv) committed a crime involving moral turpitude or been convicted of any felony.

                  "Change in Control" means the direct or indirect acquisition (or series of related acquisitions) by any Person of voting securities in the specified Person if the percentage of voting securities in the specified Person owned directly or indirectly by such acquiring Person and all Affiliates of such acquiring Person immediately after such acquisition (or series of related acquisitions) in the aggregate is more than 50% of the issued and outstanding securities in the specified Person entitled to vote; provided that there is no Change in Control if such acquiring person and all Affiliates of such acquiring Person owned directly or indirectly immediately prior to such acquisition (or series of related acquisitions) in the aggregate more than 50% of the issued and outstanding securities in the specified Person entitled to vote. For purposes of this definition, the term "acquisition" means any transaction resulting in any change in the respective ownership of securities in the specified Person, including a purchase, exchange, gift, redemption, merger, consolidation, issuance of securities and the exercise of an option or warrant or similar right. For purposes of this definition, the term "securities" includes common stock, preferred stock, partnership interests, limited liability company member interests and any other ownership interests (including instruments convertible or exchangeable into ownership interests) in the specified Person which entitles the owner or holder thereof to elect or appoint the board of directors, the board of managers, the board of governors or any other comparable managing board, officer, manager or person of the specified Person.


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

                  "Code" means the Internal Revenue Code of 1986.

                  "Company" has the meaning set forth in Section 2.1.

                  "Company Minimum Gain" has the meaning ascribed to the term "partnership minimum gain" in Treasury Regulation ss.1.704-2(b)(2) and as computed pursuant to Treasury Regulation ss.1.704-2(d).

                  "Competing Business" means any business venture which competes with the Company or with any Subsidiary. For purposes of determining whether a business venture is a Competing Business, the only relevant inquiry is: (i) the actual business activities being conducted by the Company or by a Subsidiary at the time of determination; and (ii) the business activities which the Company or any Subsidiary intends to conduct at the time of determination, but only if such business activities are set forth or incorporated in the Business Plan at the time of determination.

                  "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Debt or Contractual Obligation of another Person if the purpose or intent of such Person in incurring the Contingent Obligation is to provide assurance to the obligee of such Debt or Contractual Obligation that such Debt or Contractual Obligation will be paid or discharged, that any agreement relating thereto will be complied with or that any holder of such Debt or Contractual Obligation will be protected (in whole or in part) against loss in respect thereof.

                  "Contractual Obligation" means any obligation, agreement, commitment or undertaking, whether oral or written.

                  "Contribution" means, with respect to a Member, the total amount of cash and the agreed fair market value of other property, the use of property, services rendered, a promissory note or other binding obligation to contribute cash or property or perform services or any other valuable consideration, if any, transferred or agreed to be transferred to the Company by such Member in accordance with this Agreement.

                  "Debt" of a Person means: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services; (iv) all capitalized lease obligations of such Person; (v) all obligations or liabilities of others secured by a Lien on any asset owned by such Person, whether or not such obligation or liability is assumed by such Person; (vi) all contingent obligations, including Contingent Obligations, of such Person; and (vii) all other obligations or liabilities of such Person which are required by GAAP (without regard to materiality) to be shown as a liability or otherwise disclosed in financial statements.

                  "Economic Risk of Loss" has the meaning ascribed to such term in Treasury Regulation ss.1.752-2.

                  "Electing Member" has the meaning set forth in Section 9.5.

                  "Event of Withdrawal" means with respect to any Member: (i) the assignment of the Member's entire Interest; (ii) the withdrawal or resignation of the Member; (iii) the complete termination, liquidation or dissolution of the Member; (iv) the Bankruptcy of the Member; (v) the death of the Member; (vi) the adjudication of insanity of the Member; or (vii) the adjudication of incapacity of the Member.

                  "First Appraiser" has the meaning set forth in Section 9.9.


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                  "Fiscal Year" means the tax year required to be adopted by the
Company pursuant to the Code and applicable Treasury Regulations.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession.

                  "Governmental Authority" means any government of any nation, state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Immediate Family" means as to any individual such Person's spouse, lineal descendants, adopted children, parents, grandparents and siblings, as well as the spouses of the foregoing.

                  "Independent Venture" means any business venture which is not a Competing Business.

                  "Interest" means the share of a Member in the Profits, Losses, Capital Accounts, deductions and credits of, and the right to receive distributions from, the Company, in addition to the right to exercise all approval and other rights of a Member, all as set forth herein.

                  "IRS" means the Internal Revenue Service of the U.S. Department of Treasury.

                  "Law" means any law, rule, regulation, ordinance, order, decree or other requirement having the force of law and, where applicable, any interpretation thereof by any authority having jurisdiction with respect thereto or charged with the administration thereof.

                  "Lien" means any mortgage, deed of trust, security agreement, pledge, hypothecation, assignment, deposit arrangement, lien (statutory or otherwise), security interest, financing statement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement.

                  "Liquidating Member" has the meaning set forth in Section
8.2.1.

                  "Majority of the Members" means Members owning more than 50% of the Percentage Interests held by all Members at the time of determination.

                  "Manager" means the Person serving as a manager of the Company under Section 4.1.

                  "Member" means those Persons set forth on Schedule A, and all other Persons who become Members in the Company as provided herein, in each such Person's capacity as a Member in the Company.

                  "Member Nonrecourse Debt" has the meaning ascribed to the term "partner nonrecourse debt" in Treasury Regulation ss.1.704-2(b)(4).

                  "Member Nonrecourse Debt Minimum Gain" has the meaning ascribed to the term "partner nonrecourse debt minimum gain" in Treasury Regulation ss.1.704-2(i)(2) and as determined pursuant to Treasury Regulation ss.1.704-2(i)(3).

                  "Member Nonrecourse Deduction" has the meaning ascribed to the term "partner nonrecourse deduction" in Treasury Regulation ss.1.704-2(i)(1).


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                  "Minimum Gain Chargeback" has the meaning ascribed to such term in Treasury Regulation ss.1.704-2(b)(2).

                  "Modified Alternative Minimum Taxable Income" means the Company's cumulative alternative minimum taxable income for the applicable Fiscal Year as estimated by the Company.

                  "Modified Taxable Income" means the Company's cumulative taxable income for the applicable Fiscal Year as estimated by the Company.

                  "Net Cash Flow" for any period means the Company's gross receipts for such period (excluding Contributions and the proceeds of indebtedness for borrowed money) reduced by the sum of: (i) the Company's expenses for such period that are actually incurred (as distinguished from expenses such as depreciation); (ii) reserves (to the extent not included in clause (i)) as are established by the Manager from time to time; (iii) the repayments during such period of principal of all Company Debt; and (iv) Capital Expenditures made by the Company during such period.

                  "Nonrecourse Deductions" has the meaning ascribed to such term in Treasury Regulation ss.1.704-2(b)(1).

                  "Nonrecourse Liability" has the meaning ascribed to such term in Treasury Regulation ss.1.704-2(b)(3), and includes both secured and unsecured Debt.

                  "Officer" means a Person serving as an officer of the Company in accordance with Section 4.3.

                  "Percentage Interest" means the percentages set forth next to each Member's name on Schedule A, as the same may be amended from time to time in accordance herewith.

                  "Permitted Transferee" has the meaning set forth in Section
9.3.

                  "Person" means any natural person, corporation, limited partnership, general partnership, joint venture, association, company, trust, joint stock company, bank, trust company, land trust, vehicle trust, business trust, real estate investment trust, estate, limited liability company, limited liability partnership, limited liability limited partnership or other organization irrespective of whether it is a legal entity, and any Governmental Authority.

                  "Positive Capital Account" means, as to a Member as of the relevant time, the amount of the balance in excess of zero in such Member's Capital Account.

                  "Prime Rate" means the highest rate published from time to time as the "Prime Rate" in The Wall Street Journal.

                  "Profits" or "Losses" means, with respect to any Fiscal Year, an amount equal to the Company's taxable income or loss for such year determined pursuant to Code ss.703(a) adjusted to: (i) include income exempt from federal income tax (and not otherwise taken into account in computing Profits and Losses); (ii) include Company expenditures described in Code ss.705(a)(2)(B) or treated as such pursuant to Treasury Regulation ss.1.704-1(b)(2)(iv)(i) (and not otherwise taken into account in computing Profits or Losses); and (iii) take into account any adjustments to depreciation, gain or loss for such Fiscal Year resulting from any difference between the Basis of any asset and its book value.

                  "Qualified Income Offset" has the meaning ascribed to such term in Treasury Regulation ss.1.704-1(b)(2)(ii)(d).


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

                  "Second Appraiser" has the meaning set forth in Section 9.9.

                  "Securities Act" means the Securities Act of 1933.

                  "Special Allocations" has the meaning set forth in Section 6.3.10.

                  "Subsidiary" means any Person more than 50% of the voting securities of which is owned (whether directly or indirectly through one or more Subsidiaries) by the Company.

                  "Substitute Member" means a Person who becomes a Member in the place of another Member, but only in accordance with the provisions hereof.

                  "Tax Matters Partner" has the meaning ascribed to such term in Code ss.6231(a)(7).

                  "Treasury Regulation" means those regulations promulgated by the U.S. Department of the Treasury pursuant to authority of the Code or any other revenue law of the United States of America.

                  "Valuation  Procedure"  means the procedure set forth in
Section 9.9 to determine the value of an Interest.

                  "Withdrawing Member" has the meaning set forth in Section 9.4.

         1.2. CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise: (i) references to the plural include the singular and vice versa; (ii) references to any Person include such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; (iii) references to one gender include all genders; (iv) "including" is not limiting; (v) "or" has the inclusive meaning represented by the phrase "and/or"; (vi) the words "hereof", "herein", "hereby", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (vii) section, clause, Exhibit and Schedule references are to this Agreement unless otherwise specified; (viii) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof; and (ix) specific or general references to any Law means such Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

2.       FORMATION.

         2.1. FORMATION OF THE COMPANY. The Members hereby constitute and form themselves as a limited liability company pursuant to the provisions of the Act and this Agreement (the "Company"), effective upon the date of this Agreement.

         2.2. NAME OF THE COMPANY. The name of the Company is "R, R, M & C Partners, L.L.C." The business of the Company may be conducted under any other name deemed necessary or desirable by the Manager.

         2.3. PURPOSE OF THE COMPANY. The purpose of the Company is to conduct or promote any business or activity which limited liability companies are allowed or permitted to conduct under Law. The Company may engage in any or all of such activities (or any combination thereof) directly or through one or more Subsidiaries as determined by the Manager from time to time, or may enter into joint venture arrangements (whether in the form of corporations, partnerships, limited partnerships, limited liability companies or otherwise and whether or not a Subsidiary) with third parties or other contractual arrangements with third parties as may be determined by the Manager from time to time for purposes of

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

engaging in any such business or activity. It is anticipated that the Company will engage in investment activities; however, the Company shall not be limited to such activities.

         2.4. PLACES OF BUSINESS OF THE COMPANY. The Company's initial principal place of business is to be located at 500 North Broadway, suite 2000, St. Louis, Missouri 63102. The Manager may change the Company's principal place of business at such times and to such location as the Manager deems appropriate. The Company may have such additional places of business and offices as the Manager deems appropriate.

         2.5. FILING OF THE ARTICLES OF ORGANIZATION. If not already accomplished before the date of this Agreement, the Manager is to file the Articles of Organization in accordance with the Act with the Missouri Secretary of State's office promptly upon the execution of this Agreement by all Members. The Manager will thereafter file any necessary amendments to, or restatements of, the Articles of Organization and other filings and will do all things requisite to the maintenance of the Company as a limited liability company under the Act. No copy of any amendment to, or restatement of, the Articles of Organization or other filings need be delivered to any Member unless a Member specifically requests the same.

         2.6. REGISTRATION OF FICTITIOUS NAMES. The Manager is to cause any other name under which the Company conducts business to be registered and filed as a fictitious name in each jurisdiction in which the Company conducts business under such name as required by Law.

         2.7. REGISTERED AGENT. The Company is to have and continuously maintain in the State of Missouri a registered office which may be, but need not be, the same as the Company's principal place of business in Missouri. In addition, the Company is to have and continuously maintain a registered agent as required by the Act and other Law and whose business office is identical with the Company's registered office. The Company may change its registered office or registered agent as permitted by the Act.

         2.8. NATURE OF THE MEMBERS' AND THE MANAGER'S LIABILITIES. Neither the Manager nor any Member is liable, jointly or severally, for any Debts or obligations of the Company, under a judgment, decree or order of a court, or in any other manner, solely by reason of being a Member or the Manager or both. A Member has no obligation to restore a negative Capital Account.

         2.9. INTERESTS NOT CERTIFICATED. No Interest will be represented by a certificate or other evidence of ownership. Rather, a Member's Interest will be recorded on Schedule A hereto, as the same may be amended from time to time, and in the records of the Company.

         2.10. EXISTENCE. The term of the Company is perpetual.

         2.11. SEAL. The Company will not have a seal.

3.       CAPITAL OF THE COMPANY.

         3.1. INITIAL CONTRIBUTIONS. In exchange for their Interests, the Members will contribute to the capital of the Company that amount of money or property set forth next to their respective names in Schedule A under the column "Contribution." Each Member contributing cash will make such Contribution to the Company in immediately available funds on the date set forth next to such Member's name on Schedule A. Each Member contributing property will make such Contribution to the Company by executing such bills of sale, deeds, assignment and assumption agreements and other documents as may be necessary to transfer the property to the Company or as may be reasonably requested by the Manager, in each case in form and substance satisfactory to the Manager, and will make such Contribution on the date set forth next to such Member's name on Schedule A.

         3.2. ADDITIONAL CONTRIBUTIONS. At any time and from time to time during the term of the Company, if the Manager determines that the Company requires additional capital, the Manager is to give each Member written notice of the amount of such required additional Contributions. In connection with the investment activities to be conducted by the Company, it is anticipated that the Company may need to settle investment transactions on the third business day after the Company's trades in accordance with Rule 15c6-1 of the Securities and Exchange Commission. Consequently, following the Manager's written notice of a required additional Contribution, each such additional Contribution will be made, in immediately available cash, by the Members in proportion to their then Percentage Interests within two (2) business days after the Manager sends written notice of demand therefor. Each Member agrees that, for purposes of the Act, this Section 3.2 is such Member's written agreement to make any Contribution determined by the Manager in accordance with this Section 3.2.

         3.3. FAILURE TO MAKE CONTRIBUTIONS. If any Member (the "Defaulting Member") fails to make any Contribution required under Section 3.1 or Section
3.2 (the "Defaulted Contribution"), the Company and the other Members have the following rights and remedies.

                  3.3.1. EFFECT OF DEFAULT. The Manager is to promptly notify all Members (including the Defaulting Member) of any Defaulted Contribution. While any default exists with respect to a Defaulting Member's Defaulted Contribution, the Defaulting Member is not entitled to vote on any Company matter, including those set forth in Section 4.2. Any distribution that would otherwise be payable to the Defaulting Member hereunder is to be withheld from the Defaulting Member and applied to the Defaulting Member's obligation to make the Defaulted Contribution.

                  3.3.2. RIGHT TO CURE. A Defaulting Member has the right to cure his Defaulted Contribution by paying to the Company, within one (1) business day of the Defaulting Member's receipt of the notice issued pursuant to
Section 3.3.1, the Defaulting Member's Defaulted Contribution plus interest thereon at the prime rate (as set forth in The Wall Street Journal) plus 3% from the date the Defaulted Contribution was required to be made by the Defaulting Member.

                  3.3.3. EXPULSION OF DEFAULTING MEMBER. If a Defaulting Member fails to cure his Defaulted Contribution within the time period permitted under
Section 3.3.2, the Defaulting Member will thereupon be expelled as a Member and will forfeit (for a purchase price equal to such Defaulting Member's Capital Account) his Interest to the other Members in proportion to each Member's (other than the Defaulting Member's) Percentage Interest. Schedule A will thereupon be amended to delete the Defaulting Member and adjust the remaining Members' Percentage Interests on the basis of total Contributions made by each Member through that date in relation to total Contributions made by all Members through that date. Such purchase price is to be paid to the Defaulting Member by the Company in cash, without interest, within 30 days of the date the Defaulting Member was required to make his Contribution pursuant to Section 3.2.

                  3.3.4. MEMBERS' OBLIGATION TO MAKE DEFAULTED CONTRIBUTION. If a Defaulting Member fails to cure his Defaulted Contribution within the time period permitted under Section 3.3.2, the Manager shall promptly so notify the other Members and all such Members shall make additional Contributions, the sum of which shall equal the Defaulted Contribution. Each Member's additional Contribution pursuant to this Section shall be made immediately upon notification pursuant to this Section and shall be an amount equal to the Defaulted Contribution multiplied by a percentage, the numerator of which is the Percentage Interest of such contributing Member and the denominator of which is the Percentage Interests of all contributing Members.

         3.4. NO INTEREST ON CONTRIBUTIONS. No interest will be paid by the Company to any Member on any contribution to the Company's capital, whether or not such contribution is in excess of the amount of Contributions which such Member agreed to contribute to the Company under this Agreement.

         3.5. CAPITAL ACCOUNTS. The Company will establish and maintain Capital Accounts for each Member in accordance with this Section 3.5.

                  3.5.1. MAINTENANCE OF CAPITAL ACCOUNTS. The determination and maintenance of the Capital Accounts are to be effected by the Manager in his reasonably exercised discretion, applying principles consistent with this Agreement and the regulations promulgated under Code ss.704, including Treasury Regulation ss.1.704-1(b)(2)(iv) and other Law, in order to assure that all allocations herein have substantial economic effect for federal income tax purposes or are otherwise permitted by the Code and applicable Treasury Regulations. Towards that end, each Member's Capital Account is to be: (i) increased by (a) the amount of money contributed by the Member to the Company,
(b) the fair market value of property contributed by the Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code ss.752) and (c) allocations to the Member of Profits; and (ii) decreased by (a) the amount of money distributed to the Member by the Company, (b) the fair market value of property distributed to the Member by the Company (net of liabilities secured by such distributed property that the Member is considered to assume or take subject to under Code ss.752) and (c) allocations to the Member of Losses. In cases where
Section 3.5.4 is applicable, each Member's Capital Account is to be adjusted in accordance with Treasury Regulation ss.1.704-1(b)(2)(iv)(g) for allocations to the Member of income, gain, loss and deduction (including depreciation, depletion, amortization or other cost recovery) as computed for book purposes with respect to the revalued property. In the event an election is made or is in effect under Code ss.732, ss.734 or ss.743, each Member's Capital Account is to be adjusted in accordance with Treasury Regulation ss.1.704-1(b)(2)(iv)(m) for allocations to the Member of any adjustments to the Basis of any Company property under such Code sections. Adjustments to Capital Accounts in respect of Profits, Losses or items thereof are to be made with reference to the federal tax treatment of such items (and in the case of book items, with reference to the federal tax treatment of the corresponding tax items) at the Company level without regard to any requisite or elective tax treatment of such items at the Member level in accordance with Treasury Regulation ss.1.704-1(b)(2)(iv)(n).

                  3.5.2. SINGLE CAPITAL ACCOUNT. A Member who has more than one Interest will have a single Capital Account that reflects all such Interests, regardless of the class of Interest owned by such Member and regardless of the time or manner in which such Interests were acquired.

                  3.5.3. TRANSFEREE'S CAPITAL ACCOUNT. In the event any Interest is transferred in accordance with the terms of this Agreement, the transferee succeeds to the Capital Account of the transferor to the extent such Capital Account relates to the transferred Interest as provided in Treasury Regulation ss.1.704-1(b)(2)(iv)(1). However, if the transfer causes a termination of the Company under Code ss.708(b)(1)(B), the Company's properties will, except for purposes of distributions made pursuant to Section 5, be deemed to have been distributed in liquidation of the Company to the Members (including the transferee of the Interest) and deemed recontributed by such Members and transferees in reconstitution of the Company.

                  3.5.4. REVALUATION OF CAPITAL ACCOUNTS. The Company may, in accordance with Treasury Regulation ss.1.704-1(b)(2)(iv)(f), increase or decrease the Members' Capital Accounts to reflect a revaluation of the Company's property (including intangible assets such as goodwill) on the Company's books (based on the fair market values of such property on the date of such readjustment).

                  3.5.5. CONTRIBUTED PROPERTY. The Members agree that the fair market value of any property contributed to the capital of the Company pursuant to Section 3.1 on the date of its Contribution is set forth on Schedule A. In the event the IRS disagrees with such determination of fair market value by the Members, the Company will make such curative allocations of income and distributions to the

Members as are necessary to achieve the same results as if such fair market value had been respected by the IRS.

         3.6. THIRD-PARTY CREDITOR. A Member's obligation to make a Contribution is not enforceable by a third-party creditor of the Company.

4.       MANAGEMENT OF THE COMPANY.

         4.1. MANAGER.

                  4.1.1. MANAGEMENT OF THE COMPANY. The management of the Company is vested in the Manager. Except as set forth in this Agreement, the Manager is the agent of the Company for the purpose of its ordinary business and affairs, and has complete authority over and exclusive control and management of the day-to-day affairs of the Company without the affirmative vote, approval or consent of any of the Members. The act of the Manager for carrying on the business of the Company in the usual way and in the ordinary course binds the Company. In connection with such management, the Manager may employ on behalf of the Company or on behalf of any Subsidiary any other Person to perform services for the Company, including the Manager, Members or Affiliates of any Member or Affiliates of the Manager. In furtherance of carrying on the business of the Company, the Manager may, subject to Section 4.2, do the following and bind the
Company:

                           4.1.1.1. enter into and perform Contractual
Obligations of any kind necessary or desirable to the Company's or any Subsidiary's business;

                           4.1.1.2. establish, maintain, deposit in and withdraw
from checking, savings, custodial and other accounts in the name of the Company in such banks, trust companies or other financial institutions as the Manager may from time to time select;

                           4.1.1.3. execute any notifications, statements,
reports, returns or other filings that are necessary or desirable to be filed with any Governmental Authority;

                           4.1.1.4. determine the capital requirements of the
Company and the need for additional Contributions in satisfaction thereof, borrow money and incur Debt on behalf of the Company or of any Subsidiary on a nonrecourse basis to the Members and secure the same with the Company's or any Subsidiary's property, including borrowing from Members, the Manager, Affiliates of Members and Affiliates of the Manager;

                           4.1.1.5. take such actions and execute such documents
as may be required in connection with any loan agreement, mortgage, note, bond, indemnity, security agreement, escrow, bank letter of credit or other evidence of indebtedness which may be required in connection with Debt incurred by the Company or by any Subsidiary;

                           4.1.1.6. establish reasonable reserve funds from
revenues derived from the Company's or any Subsidiary's operations to provide for future requirements of the Company's or any Subsidiary's business;

                           4.1.1.7. form, organize, acquire, sell, dispose of,
reorganize or liquidate a Subsidiary;

                           4.1.1.8. prepare the Budget for each Fiscal Year and
any amendments thereto;

                           4.1.1.9. prepare the Business Plan from time to time,
and any amendments thereto;

                           4.1.1.10. invest the Company's and any Subsidiary's
current assets in such investments as the Manager deems proper including, without limitation, purchases and sales, outright or financed, by way of short sales, puts, calls, straddles, and sales against the box, on margin or otherwise, covered or uncovered;

                           4.1.1.11. make loans or advances to other Persons
(including Members, the Manager, Affiliates of Members and Affiliates of the Manager), all upon terms and with such security as the Manager deems necessary under the circumstances;

                           4.1.1.12. do all acts which the Manager deems
necessary or appropriate for the protection and preservation of the Company's or any Subsidiary's assets;

                           4.1.1.13. carry at the expense of the Company such
insurance for public liability and other coverage (including directors and officers or comparable liability insurance) necessary or appropriate to the business of the Company and the Subsidiaries in such amounts and of such types as the Manager determines from time to time;

                           4.1.1.14. make and revoke any election permitted to
the Company by any Governmental Authority;

                           4.1.1.15. compromise, settle or submit to
arbitration, and institute, prosecute and defend any and all actions or claims in favor of or against the Company or any Subsidiary or relating to the Company's or any Subsidiary's business;

                           4.1.1.16. obtain all permits and licenses necessary
for the operation of the Company's or any Subsidiary's business and the ownership of its assets;

                           4.1.1.17. hire or appoint employees, agents,
independent contractors or officers of the Company or of any Subsidiary;

                           4.1.1.18. acquire by purchase, lease or otherwise,
any real or personal property (including securities of or interests in corporations, partnerships, limited partnerships, limited liability companies or other Persons) which may be necessary, convenient or incidental to the accomplishment of the purposes of the Company or of any Subsidiary;

                           4.1.1.19. construct, operate, maintain, finance,
improve, own, sell, dispose of, convey, assign, license, mortgage or lease any real estate and any personal property necessary, convenient or incidental to the accomplishment of the purposes of the Company or of any Subsidiary;

                           4.1.1.20. prepay in whole or in part, refinance,
recast, increase, modify or extend any Debt or any mortgages or security agreements affecting the assets of the Company or of any Subsidiary and in connection therewith execute any extensions or renewals thereof or any mortgages on the assets of the Company or of any Subsidiary;

                           4.1.1.21. invest or reinvest any or all of the
revenues of the Company or of any Subsidiary in new assets or existing assets of the Company or of any Subsidiary;

                           4.1.1.22. engage in any kind of activity necessary
to, in connection with or incidental to the accomplishment of the purposes of the Company or of any Subsidiary;

                           4.1.1.23. employ, when and if in the Manager's sole
discretion the same is deemed necessary or advisable, brokers, managers, consultants, agents, accountants, lawyers or other expert advisors, notwithstanding the fact that the Manager, an Officer, a Member or an Affiliate of any of the foregoing may have an interest in, employ or be one of the brokers, managers, consultants, agents, accountants, lawyers or other expert advisors;

                           4.1.1.24. sell, exchange, lease, license, mortgage,
pledge or transfer all or substantially all or less than substantially all of the assets of the Company or of any Subsidiary either in or other than in the ordinary course of its business;

                           4.1.1.25. dissolve and wind up the Company;

                           4.1.1.26. pay all fees, compensation and
reimbursements to the Manager and his Affiliates as provided for herein;

                           4.1.1.27. amend this Agreement or the Articles of
Organization;

                           4.1.1.28. change the name of the Company at any time;
and

                           4.1.1.29. take any and all actions (whether described
above or not) and engage in any kind of activity and perform and carry out all functions of any kind necessary to or in connection with the business of the Company or of any Subsidiary and exercise all rights and remedies of the Company or of any Subsidiary in connection with any of the foregoing.

                  4.1.2. APPOINTMENT OF THE MANAGER. The initial Manager is R, R, M & C Group, L.P. Any Manager other than the initial Manager is to be elected by a Majority of the Members. The Manager may, but need not be, a Member.

                  4.1.3. TERM OF THE MANAGER. R, R, M & C Group, L.P. will serve as the initial and sole Manager until such time as an Event of Withdrawal or Change in Control occurs with respect to such Member or until the removal of such Member, whichever first occurs. Any Manager, other than the initial Manager, is to be appointed for a term of two years and occupies such position for the term for which he is elected and until his successor has been elected and qualified or until he resigns as Manager or dies or becomes incapacitated or, if he is a Member, until the occurrence of an Event of Withdrawal or Change in Control with respect to him or until his removal hereunder, whichever first occurs. A Manager may be reappointed for an unlimited number of terms.

                  4.1.4. RESIGNATION OF THE MANAGER. A Manager may resign as Manager at any time for any reason. Any such resignation must be in writing and must be delivered to the Members. A resignation is effective upon such delivery.

                  4.1.5. REMOVAL OF THE MANAGER. The initial Manager may not be removed as Manager except for Cause (subject to Section 4.1.6). Any such removal of the initial Manager may only be by vote of a Majority of the Members (but, for this purpose, a Majority of the Members is to be calculated without regard to the Member who appointed the Manager if the Member who appointed the Manager is also a Member at that time) at a special meeting of the Members called for such purpose. A Manager other than the initial Manager may be removed with or without Cause (subject to Section 4.1.6) but only upon the vote of a Majority of the Members (but, for this purpose, a Majority of the Members is to be calculated without regard to such Manager if such Manager is also a Member at that time) at a special meeting of the Members called for such purpose.

                  4.1.6. NOTICE OF REMOVAL; CONTEST. The Members must give written notice to the Manager of the vote to remove the Manager for Cause, and such notice must specify the circumstances constituting Cause as asserted by such Members. The removal of the Manager for Cause takes effect on the date specified in the Member vote unless the arbitration provisions are utilized, in which case the final determination will be made in accordance with such arbitration procedures. The Manager may, within 30 days following receipt of a notice given pursuant to this Section, contest the assertion of Cause by the Members by written notice to the Members and submission of the matter to arbitration as set forth in Section 14 within such 30 day period. If there is a finding by the arbitrator that Cause exists, the Manager will be removed on the date set forth in the arbitration ruling (not to exceed 30 days after such ruling). If the arbitrator determines that Cause did not exist, the notice of the Members will be deemed rescinded.

                  4.1.7. VACANCIES. In the case of a vacancy in the position of Manager for one of the reasons set forth above, a Majority of the Members are to fill such vacancy at the annual meeting of the Members or at a special meeting of the Members called for such purpose.

         4.2. APPROVAL RIGHTS OF THE MEMBERS.

                  4.2.1. ACTIONS REQUIRING MAJORITY APPROVAL. Notwithstanding
Section 4.1, neither the Manager nor the Company may enter into or conduct any of the following transactions without the consent of a Majority of the Members:

                           4.2.1.1. admit a Person as a Member except as
provided in this Agreement;

                           4.2.1.2. amend this Agreement (subject to Section
4.2.2);

                           4.2.1.3. approve a merger or consolidation of the
Company with another Person;

                           4.2.1.4. change the status of the Company from one in
which management of the Company is vested in the Manager to one in which management of the Company is vested in the Members;

                           4.2.1.5. modify, compromise or release the amount and
character of the Contributions which a Member is required to make or promises to make hereunder;

                           4.2.1.6. assign the Company's property in trust for
creditors or on the assignee's promise to pay the Debts of the Company;

                           4.2.1.7. dispose of the goodwill of the Company's
business;

                           4.2.1.8. do any act which would make it impossible to
carry on the ordinary business of the Company;

                           4.2.1.9. confess a judgment against the Company;

                           4.2.1.10. sell, convey, assign, exchange or otherwise
dispose of all or substantially all of the Company's property (provided that this Section 4.2.1.10 does not apply to the grant of a Lien nor does it apply to any transfer of assets to any Subsidiary nor to the sale of any investment securities);

                           4.2.1.11. borrow money in the name of the Company or
issue evidences of indebtedness of the Company, in each case in excess of $100,000, or refinance, recast, modify or extend the same, or secure the same by mortgage, deed of trust, pledge or other Lien;

                           4.2.1.12. commit to make, or make, any Capital
Expenditure during any Fiscal Year and not included in the Budget for that Fiscal Year in excess of $25,000;

                           4.2.1.13. possess any property of the Company, or
assign the rights of the Company in specific property, for other than a Company purpose; or

                           4.2.1.14. cause the Company to enter into one or more
transactions with a Member (other than in its capacity as a Member) or the Manager (other than in his capacity as the Manager) or an Affiliate of a Member or an Affiliate of the Manager except as otherwise specifically permitted hereunder.

                  4.2.2. ACTIONS REQUIRING UNANIMOUS APPROVAL OR AN AFFECTED MEMBER'S APPROVAL. Notwithstanding Sections 4.1 and 4.2.1, neither the Manager, the Company nor any other Member may, without the consent of all the Members, do any act materially in contravention of this Agreement. In addition, neither the Manager, the Company nor any other Member may amend this Agreement or the Articles of Organization if such amendment materially adversely affects the rights of a Member under this Agreement without the consent of such affected Member.

                  4.2.3. NO OTHER APPROVAL RIGHTS. Except as specifically set forth in this Agreement, a Member has no approval rights with respect o the Company or its business or affairs.

         4.3. OFFICERS OF THE COMPANY. The Company may have a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents, a Treasurer, a Secretary and such other officers as the Manager may determine from time to time. Any such Officer will be appointed by the Manager, will serve at the discretion of the Manager (and may be removed by the Manager with or without Cause) and will have such duties and authority as the Manager may determine from time to time not inconsistent with the provisions of this Agreement.

         4.4. EXECUTION OF DOCUMENTS. The Manager, any Officer or any other Person designated by the Manager or by the Members may execute any and all documents relating to the Company and the Company's business but, as to any document which requires the approval of the Members as set forth in Section 4.2, only if such document has been approved by the Members in accordance with
Section 4.2.

         4.5. MEMBERS NOT AGENTS. No Member, acting solely in its capacity as a Member, is an agent of the Company, nor does such Member have any authority to bind the Company.

         4.6. DISCHARGE OF DUTIES. The Manager and each Officer is to discharge his duties hereunder and under the Act in good faith, with the care a corporate officer of like position would exercise under similar circumstances, in the manner he reasonably believes to be in the best interest of the Company. Unless he has knowledge concerning the matter in question that makes such reliance unwarranted, in discharging his duties hereunder, the Manager and each Officer is entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by: (i) one or more employees of the Company or of any Subsidiary whom the Manager or Officer, as applicable, reasonably believes to be reliable and competent in the matters presented; or (ii) legal counsel, accountants or other Persons as to matters the Manager or Officer, as applicable, reasonably believes are within such Person's professional or expert competence. Neither the Manager nor any Officer is liable to the Company or to any Member for any such action so taken, or any failure to take such action, if he performs his duties in compliance with this Section 4.6.

         4.7. LOANS AND THE TRANSACTION OF BUSINESS WITH MEMBERS, THE MANAGER AND AFFILIATES OF MEMBERS AND THE MANAGER. Members, the Manager or their respective Affiliates may lend money to, borrow money from, act as a surety, guarantor or endorser for, guarantee or assume one or more obligations of, provide collateral for and transact other business with the Company or any Subsidiary, in each case subject to the limitations and required consents, if any, set forth herein and, subject to Law, have the same rights and obligations with respect thereto as a Person who is not the Manager or a Member. Loans to the Company or to any Subsidiary by any Member are not Contributions. No Contractual Obligation or transaction between the Company (or any Subsidiary) and the Manager or one or more Officers, or Affiliates of any of the foregoing, is void or voidable solely for such reason, or solely because the Manager or Officer is present at or participates in the meeting of the Members which approves the Contractual Obligation or transaction, or solely because his or their votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the Contractual Obligation or transaction are disclosed or are known to the Members, and the Contractual Obligation or transaction is specifically approved in good faith by vote of a Majority of the Members (including for this purpose only Members who are disinterested); or (ii) the Contractual Obligation or transaction is fair as to the Company (or such Subsidiary) as of the time it is authorized, approved or ratified by a Majority of the Members. Interested Members may be counted in determining the presence of a quorum at a meeting of the Members which approves the Contractual Obligation or transaction.

         4.8. ACTIVITIES OF MEMBERS. It is understood that the Manager, Officers and Members are and will be engaged in other interests and occupations unrelated to the Company. The Manager and any Member or Officer may engage in and have an interest in Independent Ventures of every nature and description, independently or with others. Neither the Company nor any other Member has any right by virtue of this Agreement in and to such Independent Ventures or in and to the income or profits derived therefrom whether or not such Independent Venture was presented to such Member, Officer or the Manager as a direct or indirect result of its connection with the Company or with any Subsidiary. Neither the Manager nor any Officer or Member may engage in or have an interest in any Competing Business unless the Competing Business is conducted by the Company or by a Subsidiary, or unless the Manager (if the Manager is independent) or a Majority of the Members (if the Manager is not independent and only including Members who are independent) otherwise agrees. If the Manager or an Officer or Member does engage in or have an interest in a Competing Business in contravention of this Section, any profits or income the Manager, Officer or Member receives from the Competing Business are to be segregated and held in trust for the Company. Neither the Manager nor any Officer is required to devote all or substantially all of his time to the business of the Company. It is understood and agreed that: (i) a business venture will not be deemed a Competing Business being engaged in by, or in which a Manager, Officer or Member has an interest in if, at the time such Manager, Officer or Member, as applicable, began engaging in or first had an interest in such business venture, such business venture was an Independent Venture; and (ii) the mere ownership of 5% or less of the stock or other equity securities of a publicly traded Person will not be deemed to be engaging in or having an interest in a Competing Business.

         4.9. REMUNERATION OF MANAGERS. For acting as the Manager hereunder, the Manager is only entitled to receive such remuneration as is determined by a Majority of the Members from time to time. The Manager is entitled to be reimbursed for any and all direct expenses that the Manager incurs on behalf of the Company or of any Subsidiary.

5. DISTRIBUTIONS. Distributions to the Members under this Section 5 will be made in the same order of priority as the order set forth below. Thus, a distribution identified in a Section with a lower number will be made in full before any portion of a distribution identified in a Section with a higher number is made.

         5.1. INTERIM DISTRIBUTIONS FOR TAXES.

                  5.1.1. STATE INCOME TAXES. The Company will pay the state and local income taxes, if any, attributable to the taxable income of the Company in those jurisdictions where such income taxes are imposed on the Company under applicable Law. Each Member will pay the state and local income taxes, if any, attributable to the taxable income of the Company in those jurisdictions where such income taxes are imposed upon the Members under applicable Law. To the extent the Company is required by applicable Law to pay the state and local income taxes of a Member, the Company will reduce, to the extent of such payment, the interim distributions payable to such Member first under Section 5.2 and then under Section 5.3.

                  5.1.2. TAX WITHHOLDING. In the event the Company is required, under Law, to withhold taxes from any distribution made to a Member, the Company may withhold such taxes, and such withheld amounts will be treated as distributed to such Member for all purposes of this Agreement.

                  5.1.3. EQUALIZATION OF DISTRIBUTIONS. To the extent the distributions under the preceding Sections of this Section 5.1 do not result in the aggregate in pro rata distributions to all Members in accordance with Percentage Interests, the Company will distribute additional cash to the Members to equalize such distributions in accordance with Percentage Interests.

         5.2. OTHER INTERIM DISTRIBUTIONS. Other Net Cash Flow and other property of the Company which the Manager determines is no longer necessary for the Company's or any Subsidiary's business is to be distributed, subject to the Act, at such times and in such amounts as the Manager determines. Any such distributions are to go to the Members in proportion to their Percentage Interests.

         5.3. DISTRIBUTIONS UPON DISSOLUTION. Subject to the Act, upon the dissolution and winding up of the Company, the assets of the Company (or the proceeds of sales or other dispositions in liquidation of the assets of the Company as may be determined by the Liquidating Member) are to be distributed in the priority set forth as follows:

                  5.3.1. first, to discharge or to make adequate provision for (to the extent required by any lender or creditor) Debts and obligations of the Company (other than Debts and obligations of the Company to the Members and ex-Members), and the payment of the expenses of liquidation;

                  5.3.2. second, to fund reserves which the Liquidating Member deems reasonably necessary for any contingent or unforeseen Debt of the Company or of any Subsidiary;

                  5.3.3. third, to discharge or make adequate provision for Debts and obligations of the Company to the Members and ex-Members; and

                  5.3.4. finally, to all Members to the extent of and in proportion to their Positive Capital Accounts after taking into account all Capital Account adjustments for the Company's taxable year during which the dissolution and termination of the Company occurred.

Upon a dissolution and winding up of the Company, the distribution under Section
5.3.4 must be made by the later of: (i) the end of the Company's taxable year in which the dissolution occurred; or (ii) 90 days after the date of such dissolution.

         5.4. WITHDRAWALS. A Member is not entitled to withdraw any part of its Capital Account or to receive any distribution from the Company except as provided in this Agreement. No Member has the right to demand or receive property other than cash for its Interest.

         5.5. OFFSET. The Company has the right to offset any distribution otherwise payable to a Member hereunder against any amount that such Member owes to the Company, whether such amount is owed under this Agreement or otherwise.

6.       ALLOCATIONS.

         6.1. ALLOCATION OF PROFITS AND LOSSES. Except as set forth in Section 6.3, all Profits and Losses of the Company are to be allocated to the Members in proportion to their Percentage Interests.

         6.2. ALLOCATIONS FOR INCOME TAX PURPOSES.

                  6.2.1. ALLOCATION OF TAXABLE INCOME AND LOSSES. Except as otherwise provided herein, the amount, character and source of all items of taxable income, gain, loss, deduction and basis of the Company for each Fiscal Year are to be allocated for income tax purposes to the Members in accordance with the allocation of any such item as provided in Section 6.1 or Section 6.3, as applicable.

                  6.2.2. SS.704(C) ALLOCATIONS. In accordance with Code ss.704(c), Treasury Regulation ss.1.704-3 and related applicable Law, items of taxable income, gain, loss and deductions with respect to any Company asset, other than money, that has been contributed to the Company by a Member or that has been revalued on the books of the Company in accordance with Section 3.5.4 are to be allocated among the Members so as to take into account the difference between the Basis of such asset immediately before its contribution to the Company or revaluation by the Company, as applicable, and the value at which such asset is entered on the books of the Company.

                  6.2.3. ALLOCATION OF CREDITS. Except to the extent attributable to Member Nonrecourse Debt, tax credits of the Company will be allocated to the Members in accordance with Percentage Interests for the Fiscal Year in which the credits arise. Tax credits attributable to Member Nonrecourse Debt will be allocated to the Member who bears the Economic Risk of Loss for such Debt. Any recapture of any such tax credits will be allocated pro rata to those Members who were allocated the original credits based on their relative share of such original credits.

                  6.2.4. CAPITAL ACCOUNTS. Allocations under this Section 6.2 are for income tax purposes only and will not be taken into account in determining Capital Accounts.

         6.3. SPECIAL ALLOCATION PROVISIONS.

                  6.3.1. INTERIM ALLOCATIONS. All allocations under this Section 6 are to be allocated, and all distributions under Section 5 are to be made, as the case may be, to the Persons shown on the records of the Company to have been Members as of the day on which such allocation or distribution is to be made. However, if during a Fiscal Year, any Person is admitted as a Member pursuant to the terms hereof, the Company will adopt the "interim closing of the books" (as defined in applicable Treasury Regulations) method of allocating Profits, Losses and distributions, in accordance with a semi-monthly convention as follows. If Members are admitted to the Company: (i) prior to the 16th day of a calendar month, the Company will close its books as of the end of the last day of the month prior to the month of admission and the newly admitted Members will share in Profits, Losses and distributions of the Company from the first day of the month of admission; or (ii) on or after the 16th day of a calendar month, the Company will close its books as of the end of the 15th day of the month of admission and the newly admitted Members will share in Profits, Losses and distributions of the Company from the 16th day of such month. If during a taxable year a Member sells, exchanges or otherwise disposes of all or any portion of its Interest to any Person pursuant to the terms hereof and if such disposition of Interest occurs: (a) prior to the 16th day of a calendar month, the Company will close its books as of the end of the last day of the month prior to the month of disposition and such transferee will share in Profits, Losses and distributions of the Company from the first day of the month of assignment; or (b) on or after the 16th day of a calendar month, the Company will close its books as of the end of the 15th day of the month of disposition and such transferee will share in Profits, Losses and distributions of the Company from the 16th day of such month.

                  6.3.2. CODE SS.754 ELECTION. To the extent an election is made under Code ss.754 and an adjustment to the Basis of any Company asset pursuant to Code ss.ss.732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation ss.1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts is to be treated as an item of gain (if the adjustment increases the Basis of the asset) or loss (if the adjustment decreases such Basis), and such gain or loss is to be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Treasury Regulations.

                  6.3.3. LOSSES CREATING NEGATIVE CAPITAL ACCOUNTS. An allocation of Losses under Section 6.1 will not be made to a Member to the extent such Loss would create or increase the absolute value of the Adjusted Capital Account Deficit of such Member at the end of a Fiscal Year. Any Losses not allocated due to the first sentence of this Section are to be allocated to the other Members in proportion to Percentage Interests; provided, however, that to the extent such allocation would create or increase the absolute value of the Adjusted Capital Account Deficit for another Member at the end of a Fiscal Year, such allocation is to be made to the remaining Members in proportion to their respective Percentage Interests; and provided further that, if all Members have an Adjusted Capital Account Deficit, such Losses are to be allocated to all Members in accordance with Percentage Interests. This Section is intended to comply with Treasury Regulation ss.1.704-1(b)(2)(ii)(d) and is to be interpreted consistent therewith.

                  6.3.4. QUALIFIED INCOME OFFSET. If any Member unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation ss.1.704-1(b)(2)(ii)(d)(4), (5) or (6), such Member is to be allocated Profits as a Qualified Income Offset in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit caused by such adjustment, allocation or distribution as quickly as possible, all in a manner consistent with Treasury Regulation ss.1.704-1(b)(2)(ii)(d).

                  6.3.5. CANCELLATION OF DEBT INCOME. The Company will allocate any cancellation of debt income realized by the Company among the Members in proportion to the allocation among the Members (as provided in Code ss.752 and applicable Treasury Regulations) of the Debt to which such income is attributable.

                  6.3.6. NONRECOURSE LIABILITIES.

                           6.3.6.1. NONRECOURSE DEDUCTIONS. Beginning in the
first taxable year of the Company that the Company has Nonrecourse Deductions or Member Nonrecourse Deductions and thereafter throughout the full term of the Company, Nonrecourse Deductions and Member Nonrecourse Deductions are to be allocated in a manner consistent with Treasury Regulations ss.1.704-2(e)(2) and ss.1.704-2(i) and other applicable Law so that: (i) Member Nonrecourse Deductions are specially allocated to the Member who bears the Economic Risk of Loss with respect to the Member Nonrecourse Debt or other liabilities to which such Member Nonrecourse Deductions are attributable; and (ii) Nonrecourse Deductions and any other deductions or losses attributable to a liability owed by the Company to Person other than a Member and for which no Member bears the Economic Risk of Loss are specially allocated to the Members in accordance with Percentage Interests at the end of the applicable Fiscal Year.

                           6.3.6.2. MINIMUM GAIN CHARGEBACK. Beginning in the
first taxable year of the Company that the Company has Nonrecourse Deductions or makes a distribution of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, and thereafter throughout the full term of the Company, there is to be a Minimum Gain Chargeback, all in a manner consistent with Treasury Regulations ss.1.704-2(e)(3) and ss.1.704-2(f) and other applicable Law so that, if there is a net decrease in Company Minimum Gain for a Company taxable year, each Member is allocated items of Profits for that year equal to that Member's share of the net decrease in Company Minimum Gain consistent with the Minimum Gain Chargeback requirement of applicable Law.

                           6.3.6.3. MEMBER NONRECOURSE DEBT MINIMUM GAIN
CHARGEBACK. If during a Fiscal Year there is a net decrease in Member Nonrecourse Debt Minimum Gain or a distribution of proceeds of Member Nonrecourse Debt, any Member with a share of that Member Nonrecourse Debt Minimum Gain as of the beginning of such Fiscal Year must be allocated items of Profits for such Fiscal Year (and, if necessary, for succeeding Fiscal Years) equal in the aggregate to that Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain, all in a manner consistent with Treasury Regulation ss.1.704-2(i)(4) and other applicable Law.

                  6.3.7. INCOME FROM THE RECEIPT OF AN INTEREST. If any Member is treated for federal income tax purposes as realizing ordinary income because of the receipt of an Interest (whether under Code ss.83 or any similar provisions of any other Law) and the Company is entitled to any deduction (whether currently or over time) with respect to such Member's receipt of such Interest, the Company's deduction will be allocated (in accordance with Percentage Interests) among the Members other than the Member realizing such income.

                  6.3.8. ORDERING RULES. For purposes of this Section, the ordering rules of Treasury Regulationss.1.704-2(j) apply.

                  6.3.9. MODIFICATIONS. To assure compliance with the Treasury Regulations under Code ss.704, the Company may modify the manner in which the Capital Accounts, and any increases or decreases thereto, are computed without requiring any amendment to this Agreement or the approval of the other Members, provided that such modification is not likely to have a material adverse effect on amounts distributable to any Member upon the dissolution and winding up of the Company. The Company may make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Code ss.704 and applicable Law related thereto provided that such modification is not likely to have a material adverse effect on amounts distributable to any Member upon the dissolution and winding up of the Company.

                  6.3.10. CURATIVE ALLOCATIONS. The allocations set forth in Sections 6.3.2 through 6.3.9, inclusive (the "Special Allocations"), are intended to comply with Treasury Regulation ss.ss.1.704-1(b) and 1.704-2, but may not be consistent with the manner in which the Members intend to divide Company distributions. Accordingly, the Manager, to the extent not inconsistent with Code ss.704(b), may allocate items of Profits or Losses among the Members so as to eliminate any distortion in the Capital Accounts of the Members resulting from such Special Allocations.

         6.4. DISTRIBUTIONS IN KIND. If any assets of the Company are to be distributed in kind (other than a distribution which is a liquidating distribution to a redeemed Member), each Member receives such interest therein as a tenant-in-common with all other Members so entitled in the same proportions as they would have shared in a cash distribution equal to the value of such property at the time of such distribution. Any difference between the fair market value and the amount at which such assets are carried on the books of the Company is to be recorded as Profit or Loss, as the case may be, and allocated to the Members immediately prior to such distribution as set forth in Section
6.1 and allocated to each Member's Capital Account as required by Treasury Regulation ss.1.704-1(b)(2)(iv)(e) and, to the extent applicable, Code ss.704(c) and applicable Treasury Regulations. Such assets are to be distributed on the basis of the fair market value thereof.

7.       CERTAIN TAX MATTERS.

         7.1. TREATMENT AS A PARTNERSHIP FOR INCOME TAX PURPOSES. The Members intend that the Company is, and will continue to be, an entity taxable as a partnership for federal and state income tax purposes unless otherwise decided by the Members, and the Members and the Manager will do all things requisite to the maintenance of the Company as an entity taxable as a partnership for federal and state income tax purposes. No election will be made by the Company or any Member for the Company to be excluded from the application of Subchapter K, Chapter I of Subtitle A of the Code or any similar provisions of state tax Laws without the consent of the Members. Nothing contained in this Section affects, or is intended to affect, the status of the Company as a limited liability company under the Act. Nothing in this Section precludes the Manager from electing to treat a Subsidiary as an entity taxable as a corporation for federal and state income tax purposes, nor does anything in this Agreement preclude the Manager from establishing a Subsidiary as a non-U.S. entity or complying with the Laws of any state or political subdivision thereof which does not tax limited liability companies as partnerships.

         7.2. TAX RETURNS AND TAX INFORMATION.

                  7.2.1. YEAR-END TAX INFORMATION. As soon as practicable following the end of each Fiscal Year (but not later than 21 calendar days after the end of such Fiscal Year), the Company will prepare and deliver to each Member a report indicating a reasonable estimate of such Member's share of all items of Profits, Losses and credits of the Company for such Fiscal Year and any other financial information related to the Company which is reasonably requested by any Member for federal, state, local or foreign income or franchise tax purposes or for financial reporting purposes.

                  7.2.2. ESTIMATED TAX INFORMATION. The Company will prepare and deliver to each Member such information as is reasonably requested by such Member to aid it in meeting its obligation to make returns of estimated income taxes to taxing jurisdictions.

                  7.2.3. TAX RETURNS AND TAX TREATMENT. The Manager will prepare for each Fiscal Year, or other applicable tax period(s) within a Fiscal Year, for the Company, a United States Partnership Return of Income, and appropriate state tax returns, which returns will be consistent. The Manager will file such returns within the time prescribed by Law for such filing. The Manager will send a copy of tax Form K-1 or any successor or replacement form thereof to each Member within 90 days after each Fiscal Year, or as soon thereafter as is practicable. The Manager may rely upon all decisions as to accounting matters made by an accountant, except as specifically provided to the contrary herein, and the Manager may rely upon the advice of such accountant as to whether such decisions are in accordance with federal or state income tax Laws. The determination of the Manager with respect to the treatment of any item or its allocation for federal, state or local tax purposes, including any election made under applicable Law, is binding upon all of the Members so long as such determination is not inconsistent with any express term hereof. Each Member agrees that, for federal income tax purposes, it will, on its federal income tax (or equivalent) return, treat a partnership item as set forth on the Form K-1 delivered to it pursuant to this Section in a manner which is consistent with the treatment of such partnership item on the Company's United States Partnership Return of Income. In addition, and without abrogating or limiting a Member's obligation under the immediately preceding sentence, each Member will promptly deliver to the Company a copy of any statement filed by such Member with the IRS pursuant to Code ss.6222(b) as such statement relates in any manner to the Company.

                  7.2.4. DISCUSSIONS WITH THE COMPANY. Any Member may, upon reasonable notice and at reasonable times, discuss with the Company the income tax treatment of any item of Profits, Losses or credits and review the books and records of the Company with respect thereto and with respect to any information delivered to such Member in accordance with the provisions of this Section 7.2.

         7.3. TAX MATTERS PARTNER.

                  7.3.1. INITIAL TAX MATTERS PARTNER. The initial Tax Matters Partner is R, R, M & C Group, L.P. The initial Tax Matters Partner will take such steps as are necessary under Law to designate itself with the IRS as the Tax Matters Partner for the Company. The Tax Matters Partner will perform all duties required by Law, including the duty to keep each Member informed of all administrative and judicial proceedings involving the adjustment at the Company level of partnership items to the extent and in the manner provided in the rules and regulations of the United States Treasury Department. Any Member has the right to participate in any administrative proceeding with the IRS relating to the determination of partnership items at the Company level. A Member may at any time waive such right by a signed notice, in writing, filed with the IRS and a copy of which is delivered to the Company. Any settlement with respect to IRS matters made by the Tax Matters Partner with the consent of a Majority of the Members is binding upon all Members. By its execution of this Agreement, every Member irrevocably waives any right that it may have under Code ss.6224(c)(3)(B) to file a statement with the IRS providing that the Tax Matters Partner does not have the authority to enter into a settlement agreement with the IRS on behalf of such Member. Further, by its execution hereof, every Member (other than the Tax Matters Partner acting in such capacity) irrevocably waives any right that it may have under Code ss.6227(a) to file a request with the IRS for an administrative adjustment of partnership items for any Fiscal Year of the Company.

                  7.3.2. SUCCESSOR TAX MATTERS PARTNER. A Member's designation as Tax Matters Partner terminates upon the happening of any of the following events: (i) an Event of Withdrawal with respect to such Tax Matters Partner; and
(ii) the resignation of such Tax Matters Partner as Tax Matters Partner. Once the Tax Matters Partner's designation is terminated hereunder, the terminated Tax Matters Partner is no longer authorized to act as Tax Matters Partner on behalf of the Company. A successor Tax Matters Partner is to be appointed by a Majority of the Members. Such successor must be a Member and must meet such other criteria as may be imposed by Law and, after its appointment as such successor, must take such steps as are necessary under Law to designate itself with the IRS as the Tax Matters Partner for the Company.

         7.4. SPECIAL ELECTIONS. Where a distribution of an asset is made in the manner described in Code ss.734(a), or where a sale or exchange of an Interest permitted by this Agreement is made in the manner described in Code ss.743(a), the Company may (but is not required to) file an election under Code ss.754 in accordance with the procedures set forth in the applicable Treasury Regulations. In the event such an election is so filed, the Company will keep appropriate records to reflect the application of such election. All other elections by the Company for federal, state, local and foreign income and franchise tax purposes will be determined by the Company except where applicable Law provides that any such election be made by the Members.

8.       DISSOLUTION AND WINDING UP OF THE COMPANY.

         8.1. EVENTS CAUSING THE DISSOLUTION OF THE COMPANY. The Company is dissolved and is to be wound up upon the happening of any of the following events, whichever first occurs:

                  8.1.1. the occurrence of an Event of Withdrawal (other than as permitted under Section 9.2 or Section 9.3) with respect to a Member if, upon the occurrence of any such Event of Withdrawal, the remaining Members elect to dissolve the Company in accordance with the provisions of Section 8.3; or

                  8.1.2. the written agreement of the Manager and a Majority of the Members.

         8.2. WINDING UP.

                  8.2.1. CESSATION OF BUSINESS. Upon any dissolution of the Company, the Company is to be dissolved and is to cease carrying on its business, and its affairs are to be wound up as soon as practicable thereafter by the Manager or, if there is no Manager or if the Manager is the subject of the Event of Withdrawal, by such other Person designated by a Majority of the Members (the "Liquidating Member"). In winding up the affairs of the Company, the Liquidating Member is to proceed to liquidate the assets of the Company in such manner as it determines (including the sale of such assets if the Liquidating Member so elects), allowing a reasonable time therefor to enable the Liquidating Member to minimize losses upon a liquidation. The Liquidating Member may bind the Company in winding up the affairs of the Company to the fullest extent permitted by the Act and other applicable Law.

                  8.2.2. LIQUIDATING DISTRIBUTIONS. Upon the dissolution and winding up of the Company and the liquidation of its assets, the proceeds (or the property of the Company which the Liquidating Member decides not to liquidate in its sole judgment) are to be applied and distributed in the manner and order provided in Section 5.3. However, if the Members elect to dissolve the Company in accordance with Section 8.3 as the result of an Event of Withdrawal of a Member in contravention of this Agreement, the Liquidating Member is to reduce the amount otherwise distributable under Section 5.3 to the Member who suffered the Event of Withdrawal by any and all damages incurred by the Company as a result of such Event of Withdrawal.

                  8.2.3. TERMINATION. When all of the remaining property and assets of the Company have been liquidated or distributed as set forth herein, the Liquidating Member is to file all articles of termination and other documents required under the Act and other applicable Law to effect a cancellation of the Articles of Organization and to otherwise terminate the Company.

         8.3. DISSOLUTION OF THE COMPANY AFTER EVENT OF WITHDRAWAL. Upon the occurrence of an Event of Withdrawal (other than as permitted under Section 9.2 or Section 9.3) with respect to any Member, at the election of a Majority of the Members (including for this purpose only those Members who have not suffered the Event of Withdrawal), the Company is to be dissolved. The election to dissolve the Company is to be made within 90 days after the applicable Event of Withdrawal.

9.       NEW MEMBERS AND TRANSFERS OF MEMBERS' INTERESTS.

         9.1. NEW MEMBERS. Subject to the limitations set forth in this Section, a Person may be admitted as a Member in the Company only with the consent of the Manager (an "Additional Member"). A Person admitted as an Additional Member with the consent of the Manager becomes a Member, but only if such Person complies with Section 9.6. This Section does not apply to Substitute Members.

         9.2. ASSIGNMENT OF AN INTEREST. Except as set forth in this Agreement, no Member may voluntarily withdraw or resign or, either voluntarily or involuntarily (whether by judicial decree, operation of Law (including a merger, consolidation or similar transaction) or otherwise), assign, sell, exchange or transfer its Interest (or any interest therein), in whole or in part, or pledge, hypothecate, mortgage or subject it or any part of it to any Lien, or otherwise dispose of it, in the case of the Manager (if the Manager is a Member) without the prior consent of a Majority of the Members and, in the case of Members other than the Manager, without the prior consent of the Manager. Even if the requisite consent to the transfer is obtained as set forth in the immediately preceding sentence, a transferee becomes a Substitute Member only if the transferee complies with Section 9.6 and only if a Majority of the Members consent to such transferee of the Manager becoming a Substitute Member and only if the Manager consents to all other transferees becoming a Substitute Member.

         9.3. PERMITTED WITHDRAWALS OR ASSIGNMENTS. Notwithstanding Section 9.2:
(i) a Member may transfer his Interest, or any portion thereof, to a trust for which he is the grantor and an income beneficiary during his lifetime and of which he is treated as the owner under the Code; (ii) subject to Section 9.4.1, upon the death or adjudication of insanity or incapacity of a Member, such Member's Interest may be transferred to such Member's representative or heirs;
(iii) upon the dissolution or termination of a Member who is not an individual, such Member's Interest may be transferred to its shareholders, partners, members or beneficiaries as applicable; (iv) a Member may transfer its Interest, or any portion thereof, to any other Member; and (v) a Member may transfer his Interest, or any portion thereof, to a trust the beneficiaries of which are one or more of such Member's Immediate Family (any one of the above of which is a "Permitted Transferee"). Such Permitted Transferee (other than a Permitted Transferee who is already a Member) becomes a Substitute Member only if the Permitted Transferee complies with Section 9.6 and only with the consent of the Manager or, if the Permitted Transferee is an assignee of the Manager, only with the consent of a Majority of the Members.

         9.4. WITHDRAWALS AND ASSIGNMENTS; RIGHT OF FIRST REFUSAL. Upon the occurrence of an Event of Withdrawal of a Member, the Member with respect to whom such event occurred (the "Withdrawing Member") forthwith ceases to have any rights or powers of a Member pursuant to this Agreement. The Members agree that this Section is in lieu of any rights that a Withdrawing Member may have under ss.347.103.2 of the Act.

                  9.4.1. DEATH OR ADJUDICATION OF INSANITY OR INCAPACITY. If a Member dies or is adjudicated insane or incapacitated, for a period of 120 days after the date of death or the date of such adjudication, the other Members have the right to acquire such Member's Interest without the consent of the Manager or any other Member. The Members are to exercise their option under this Section by giving written notice thereof to the representative of such deceased, insane or incapacitated Member. If more than one Member exercises its option hereunder, then the electing Members are to acquire the Member's Interest in proportion to the electing Members' respective Percentage Interests. The purchase price is to be determined pursuant to the Valuation Procedure. The purchase price is to be paid, in cash, within 120 days after the purchase price is determined under this Section. If the Members do not exercise their respective options under this
Section 9.4.1, then the deceased, insane or incapacitated (as applicable) Member's Interest passes as set forth in Section 9.3(ii).

                  9.4.2. RIGHT OF FIRST REFUSAL. If a Member receives a bona fide offer to purchase its Interest, in whole but not in part, and desires to sell its Interest pursuant to such offer, the Member must, within ten days after receipt of such offer, first offer in writing to sell its Interest to the remaining Members for the same consideration and on the same terms as contained in the bona fide written offer made by the third party purchaser. The name and address of the third party purchaser (and the ultimate beneficial owners thereof if applicable) must be disclosed to the remaining Members and the selling Member must provide to the remaining Members such additional information as such remaining Members may reasonably request to substantiate such third-party purchaser's ability to consummate such purchase. If more than one Member elects to purchase such Interest, they are to do so in proportion to their respective Percentage Interests. If any such offer by a selling Member to sell its Interest is not timely accepted by the remaining Members within 30 days after their receipt of same, the selling Member may sell its Interest within the next succeeding 30 days to the designated third party at the price and terms stated; provided, however, that such third party purchaser does not become a Substitute Member except with the consent of the Manager and only if the third party purchaser complies with Section 9.6. If such sale is not made within such 30 day period, the selling Member may not sell its Interest unless such Member again complies with this Section. This Section does not apply to a sale to a Permitted Transferee of the selling Member.

                  9.4.3. COMPANY'S OPTION TO PURCHASE. In the case of an Event of Withdrawal of a Member (other than pursuant to an Event of Withdrawal as permitted by Section 9.2 or Section 9.3 or an Event of Withdrawal to which
Section 9.4.2 applies), or if a Member transfers or assigns less than all of its Interest other than as permitted hereunder, whether or not the Company is dissolved pursuant to Section 8.3, the Withdrawing Member's (which term, for purposes of this Section 9.4.3, also includes a Member who transfers or assigns less than all of its Interest other than as permitted hereunder) and its Permitted Transferees' Interests will, at the election of the Manager with the consent of a Majority of the Members (computed for this purpose without reference to the Withdrawing Member or any of its Permitted Transferees), be transferred to the Company at a purchase price equal to the lower of: (i) 75% of the fair market value (determined pursuant to the Valuation Procedure) of such Withdrawing Member's and its Permitted Transferees' Interests as of the date of the Event of Withdrawal or transfer, as applicable; or (ii) 75% of such Withdrawing Member's and its Permitted Transferees' Capital Accounts as of the date of the Event of Withdrawal or transfer, as applicable. Such purchase price is to be paid, without interest, in five equal annual installments beginning on the one year anniversary of such Event of Withdrawal or transfer, as applicable. The Manager and Members are to make the election under this Section within 120 days after the Event of Withdrawal or transfer or assignment of the partial Interest, as applicable. If the Company is dissolved in accordance with Section
8.3 upon such Event of Withdrawal, and the Manager and Members make the election under this Section, the purchase price hereunder is in lieu of any damages described in Section 8.2.2 or any distribution described in Section 5.3 otherwise payable to the Withdrawing Member and any of its Permitted Transferees. If the Company is not dissolved in accordance with Section 8.3 and the Manager or Members do not make the election under this Section, then the Withdrawing Member is only entitled to receive those amounts set forth in
Section 9.7 as if the Withdrawing Member was the assignee described therein, reduced by any and all damages incurred by the Company as a result of such Event of Withdrawal.

         9.5. FORCED SALE/PURCHASE RIGHTS. At any time during the term of this Agreement, any Member may notify the Company and the other Members that such Member is invoking his "forced sale/purchase" rights pursuant to this Section
9.5. The Member invoking such rights is hereinafter referred to as the "Electing Member".

                  9.5.1. NOTICE OF SALE. The Electing Member shall include in such notice the price (expressed on the basis of a dollar per point (i.e. 1/100 of 1%) of Interest in the Company) at which the Electing Member agrees he will either (i) sell his Interest to the other Member(s), or (ii) purchase the Interests of the other Member(s). Within five (5) business days of receipt of such notice, the other Member(s) shall elect to either purchase the Interest of the Electing Member, or sell their Interests to the Electing Member, in either case at the price specified by the Electing Member in his notice. If the other Member(s) fail to make an election within such time period, they shall be deemed to have elected to sell their Interests to the Electing Member.

                  9.5.2. SALE AND PURCHASE OF INTEREST; FAILURE TO CLOSE. Any sale or purchase of an Interest shall be closed within five (5) business days after the other Member(s) make their election, or are deemed to have made an election, as described above. The purchase price for the Interest(s) being sold shall be paid in cash at closing. In the event a Member, after having elected to purchase an Interest, fails, refuses or is otherwise unable to close on the purchase, there shall be deemed to have occurred an Event of Withdrawal with respect to such Member and such Member (the "Withdrawing Member") forthwith ceases to have any rights or powers of a Member pursuant to this Agreement. The other Member(s) shall thereafter have the immediate right to purchase the Withdrawing Member's Interest at a price equal to the lower of: (i) 75% of the fair market value (determined pursuant to the Valuation Procedure) of such Withdrawing Member's Interest as of the date of the Event of Withdrawal; or (ii) 75% of such Withdrawing Member's Capital Account as of the date of the Event of Withdrawal. The Members agree that this Section is in lieu of any rights that the Withdrawing Member (so deemed in accordance with this paragraph) may have under ss.347.103.2 of the Act. The other Member(s) may exercise such right to purchase at any time within 90 days after the scheduled closing date. If the other Member(s) do not exercise such right to purchase within such time period, upon the expiration of such 90-day time period the Member shall be restored to his former status and have all of the rights of a Member under this Agreement.

                  9.5.3. PENDING RIGHTS. No Member shall initiate his rights under this Section 9.5 at any time during which the rights of another Member under this Section 9.5 have been exercised and are pending.

         9.6. SUBSTITUTE AND NEW MEMBERS.

                  9.6.1. EXECUTION OF DOCUMENTS. No admission of an Additional Member pursuant to Section 9.1, and no transfer, assignment or substitution by a Member which is otherwise in compliance with this Agreement, is effective as against the Company until the proposed Additional Member or the transferee or assignee executes a counterpart of this Agreement (or otherwise agrees to be bound by the terms hereof) and executes all other documents and performs all other acts, in each case which the Manager deems reasonably necessary or appropriate for the purpose of admitting such proposed Additional Member or such transferee or assignee as a Substitute Member.

                  9.6.2. EFFECTIVE DATE. Any transfer or assignment of an Interest made in compliance with Section 9 is effective as of the date of such transfer or assignment. An assignee who has become a Substitute Member in compliance with Section 9 has, to the extent assigned, the rights and powers, and is subject to the restrictions and liabilities, of a Member under this Agreement, the Articles of Organization and the Act.

                  9.6.3. REIMBURSEMENT OF EXPENSES. Each Substitute Member must, as a condition to becoming a Member, reimburse the Company for all reasonable fees and expenses incurred by the Company with respect to such admission, assignment or transfer and is liable to the Company to make any unpaid Contributions of its assignor or transferor. However, the assignor is not released from its liability to the Company under the Act without the written consent of the Manager.

                  9.6.4. AMENDMENT TO SCHEDULE A. Schedule A is to be amended to reflect the admission of an Additional Member or a Substitute Member.

                  9.6.5. COMPLIANCE WITH SECURITIES LAWS. No transfer or assignment (including a sale, pledge or hypothecation) of an Interest or part thereof, even if otherwise in compliance with the other provisions of this Agreement, may be made in the absence of registration under the Securities Act and other applicable securities Laws or evidence (which may be required to include an opinion of counsel) satisfactory to the Manager that such registration is not required.

                  9.6.6. PUBLICLY TRADED PARTNERSHIPS. No transfer, subdivision, assignment or issuance of an Interest, even if otherwise in compliance with the other provisions of this Agreement, may be made or marketed in a manner which would result in the Company having more than 100 partners within the meaning of Treasury Regulation ss.7.7704-1(h) or being treated as a publicly traded partnership within the meaning of Code ss.7704(b). This Section is intended to ensure that the Company will at all times not be treated as a publicly traded partnership within the meaning of Code ss.7704(b) and is to be interpreted in a manner consistent with this intent. The interpretation of the Manager in this regard is final and binding.

         9.7. TRANSFER OF AN INTEREST OTHER THAN IN COMPLIANCE WITH THIS AGREEMENT. An assignment, conveyance or transfer (including the granting of a Lien or by operation of Law such as a merger) by a Member of its Interest (or any part thereof or any interest therein) in contravention of the terms of this Agreement does not, as against the Members or the Company, entitle the assignee, during the continuance of the Company, to participate in the management of the Company or to become or to exercise the rights of a Member. It merely entitles the assignee to receive in accordance with its contract the share of distributions and profits to which the assigning or conveying Member would otherwise be entitled.

         9.8. EXPULSION OF A MEMBER. A Member may not be expelled except as set forth in Sections 3.3.3 and 9.4.3.

         9.9. VALUATION PROCEDURE. The following is the "Valuation Procedure" to be utilized in determining the purchase price of an Interest (but only if there is a specific reference to using the Valuation Procedure). The purchase price for such Interest is the amount agreed to between the seller and the purchaser. If the seller and the purchaser are unable to agree on the purchase price within 30 days after the event giving rise to the purchase occurs, the purchase price is the appraised value of the Interest, which appraised value is to be determined pursuant to the following appraisal procedure. For purposes of determining the appraised value of the Interest being acquired, the seller and the purchaser are to appoint by mutual agreement an appraiser that is experienced in the appraisal on a going concern basis and a liquidation basis of properties similar to the Interest and similar to the properties (including stock in Subsidiaries, if any) owned by the Company and its Subsidiaries (computed on an aggregate basis). If the seller and the purchaser cannot agree on an appraiser within 15 days after the end of the 30 day period referenced above, then the seller and the purchaser are to each appoint an appraiser meeting the criteria set forth above. Each appraiser so chosen, within 45 days following its appointment, is to independently determine and submit to the seller and the purchaser, in writing with reasons in support thereof, an appraisal of the Interest as set forth herein (without any discounts being applied thereto, including minority discounts, and taking into account all Debts of the Company). If one appraisal is required, then the net fair market value is to be based on that appraisal. If two appraisals are required and if the higher appraisal does not exceed the lower appraisal by more than ten percent, then the net fair market value of the Interest is to be based on the average of the two appraisals. If the higher appraisal does exceed the lower appraisal by more than ten percent, then such appraisers (the "First Appraisers") are to appoint another appraiser of the same qualifications (the "Second Appraiser"); provided, however, that if the First Appraisers fail to agree on the appointment of the Second Appraiser within 60 days following their appointment, the Second Appraiser is to be appointed by the presiding judge of the St. Louis County Circuit Court. The net fair market value of the Interest is to then be based on the average of the appraisal made by the Second Appraiser and that appraisal made by one of the First Appraisers which is closer in value to the appraisal of the Second Appraiser. If the seller or the purchaser fails to appoint an appraiser within the time period provided above, or if an appraiser appointed by any party fails to deliver its appraisal to the other party within the time period provided above, the net fair market value of the Interest being acquired is to be determined solely by the appraisal(s) of the appraiser(s) that was timely appointed and who timely submitted an appraisal. The Second Appraiser, as a condition to its appointment, must agree to complete its appraisal within 30 days following its appointment. The costs of all such appraisals are to be borne 50% by the seller and 50% by the purchaser. The purchase price is deemed to have been determined as of the date the seller and the purchaser agree on the purchase price or as of the date the requisite appraisal(s) is timely delivered, as applicable.

10.      RECORDS AND ACCOUNTING.

         10.1. ACCOUNTING MATTERS. The books of account, records and all other documents and other writings of the Company are to be kept and maintained at the principal office of the Company or at such other location as may be designated by the Manager in a notice to all the Members.

         10.2. FINANCIAL STATEMENTS. At all times during the continuance of the Company, the Manager will keep or cause to be kept full and true books of account in which will be entered fully and accurately each transaction of the Company, and which books of account are to be kept on the basis of GAAP for financial reporting purposes. The Manager will deliver to the Members within 120 days after the end of each Fiscal Year, or as soon thereafter as is practicable, annual financial statements of the Company containing the following: (i) a profit and loss statement and a balance sheet (including notes thereto) of the Company; (ii) a statement of the Capital Account of each Member; (iii) a statement of Net Cash Flow for the Fiscal Year; and (iv) such other information as may, in the judgment of the Manager, be reasonably necessary for the Members to be advised of the financial status and results of operations of the Company.

         10.3. BANK ACCOUNTS. The Manager will open and maintain on behalf of the Company bank accounts with such depositories as the Manager determines, in which all monies received by or on behalf of the Company will be deposited. All withdrawals from such accounts will be made upon the signature of such Persons as the Manager may from time to time designate.

         10.4. MEMBERS AND THE MANAGER ACCOUNTABLE AS A FIDUCIARY. Every Member and the Manager must account to the Company for any benefit, and hold as trustee for the Company any profits derived by it (except as otherwise set forth herein or without the consent of the Manager or, if the Manager is not disinterested, without the consent of more than one-half by number of disinterested Members) from any transaction connected with the formation, conduct, affairs, winding up or liquidation of the Company or from any personal use by it of the Company's property (including confidential or proprietary information of the Company) other than for Company business or from any Competing Business as set forth in
Section 4.8. Nothing herein precludes: (i) the Liquidating Member selling under
Section 8.2.1 any Company asset to a Member or to an Affiliate of a Member or to the Manager or to an Affiliate of the Manager as long as such sale is at fair market value and on terms no less favorable to the Company as the Company would obtain in a transaction with a Person who was not a Member or an Affiliate of a Member or the Manager or an Affiliate of the Manager; or (ii) a transaction which otherwise complies with this Agreement. Except as provided in this Agreement, a Member has no duties to the Company or to the other Members solely by reason of acting in its capacity as a Member.

         10.5. RIGHT TO AN ACCOUNTING. Each Member may, from time to time, upon reasonable demand to the Manager, obtain true and full information regarding the state of the business and financial condition of the Company. Each Member has the right to an accounting of the Company's affairs whenever circumstances render it just and reasonable.

         10.6. COMPANY PROPERTY. All property originally contributed to the Company, or subsequently acquired by purchase or otherwise by the Company, is Company property. Unless a contrary intention specifically appears, property acquired with Company funds is Company property. All property belonging to the Company, including real estate, is to be titled in the Company's name. A Member has no interest in specific Company property.

         10.7. COMMINGLING OF ASSETS. Property belonging to the Company may not be commingled with assets belonging to Persons other than the Company unless in accordance with usual and customary business practices.

         10.8. REQUIRED INFORMATION. The Company is to keep at its principal place of business the following: (i) a current and a past list, setting forth the full name and last known address of each Member and Manager, set forth in alphabetical order; (ii) a copy of the Articles of Organization, together with executed copies of any powers of attorney pursuant to which any Articles of Organization have been executed; (iii) copies of the Company's tax returns as described in Section 7.2.3 for the three most recent Fiscal Years; (iv) copies of this Agreement and copies of any other operating agreement (as such term is defined in the Act) no longer in effect; (v) copies of the financial statements described in Section 10.2 for the three most recent Fiscal Years; (vi) the amount of cash and a statement of the agreed value of other property or services contributed by each Member and the times at which or events upon the happening of which any additional Contributions agreed to be made by each Member are to be made; (vii) information that would enable a Member to determine the relative voting rights of the Members on a particular matter; (viii) copies of any written promise by a Member to make a Contribution; (ix) copies of any written consents by the Manager or Members to the admission of any Person as a Member; and (x) copies of any written consents by the Members to dissolve the Company upon the Event of Withdrawal of any Member in accordance with the provisions hereof. Each Member or its designated representative, upon reasonable notice to the Manager and at the Member's expense, may inspect and copy any document required to be kept by the Company under this Section during ordinary business hours.

11.      MEETINGS OF MEMBERS.

         11.1. MEETINGS. The Members will have an annual meeting and such regular meetings as may be established by the Manager. The Members will have such special meetings as are called in accordance with the provisions of this Agreement.

         11.2. PLACE OF MEETINGS. Any annual, regular or special meeting of the Members is to be held at such place as may be designated by the Manager or in a waiver of notice executed by all Members entitled to vote at such meeting. If there is a failure to designate a place for any such meeting, the same is to be held at the principal place of business of the Company.

         11.3. TIME OF MEETINGS. The annual meeting of the Members is to be held each year on the first Tuesday of the third month following the close of each Fiscal Year of the Company at the hour of 10:00 A.M. for the transaction of such business as may come before the meeting. Regular meetings of the Members are to be held on such dates and at such times as are established by the Manager and publicized among the Members. Special meetings of the Members may be called at any time by the Manager or by Members possessing not less than one-fifth of the Percentage Interests entitled to vote at such meeting and are to be held on such dates and at such times as are set forth in the notice calling the meeting.

         11.4. QUORUM. A majority of the Percentage Interests entitled to vote at any meeting of the Members represented in person or by proxy at such meeting constitutes a quorum of Members for all purposes. Less than such quorum has the right successively to adjourn the meeting to a specified date not longer than 90 days after such adjournment, with notice of such adjournment to Members to be given in the manner for special meetings of the Members. Except as otherwise set forth herein by a reference to a Majority of the Members or to all of the Members, the act of a majority (computed with reference to Percentage Interests) of the Members present at any duly called meeting at which a quorum of Members is present is the act of the Members.

         11.5. NOTICE OF MEETINGS. Written or printed notice of each meeting of Members stating the place, day and hour of the meeting and, in the case of special meetings, the purpose or purposes for which the meeting is called must be delivered or given: (i) in the case of regular meetings, not less than 10 nor more than 50 days before the date of the meeting; and (ii) in the case of special meetings, not less than 2 Business Days nor more than 30 days before the date of the meeting; in each case either personally or by mail. Notice of an annual or regular meeting of the Members is to be given by the Manager. Notice of a special meeting of the Members is to be given by the Manager or the Member calling the meeting. Attendance of a Member at any meeting constitutes a waiver of lack of notice or defective notice of such meeting except where a Member at the beginning of a meeting objects to holding the meeting or transacting any business at the meeting. Attendance of a Member at any special meeting constitutes a waiver of objections to consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice unless such Member objects to considering the matter when it is presented.

         11.6. WAIVER OF NOTICE. Any notice required by this Section 11 may be waived by the Members entitled thereto by signing a waiver of notice before or after the time of such meeting and such waiver is equivalent to the giving of such notice.

         11.7. PROXIES. A Member may vote at any meeting either in person or by proxy executed in writing by the Member or its duly authorized attorney in fact. Such proxy must be filed with the Manager before or at the time of the meeting. No proxy is valid after 11 months from the date of execution unless otherwise provided in the proxy.

         11.8. VOTING OF CERTAIN MEMBERS.

                  11.8.1. CORPORATIONS, ETC. Interests in the name of a corporation or limited liability company or partnership, foreign or domestic, are to be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or in the absence of such provision, as the board of directors of such corporation may determine or by a manager of the limited liability company or a general partner of the partnership, as applicable.

                  11.8.2. DECEASED PERSONS. Interests in the name of a deceased Person are to be voted by his executor or administrator in person or by proxy.

                  11.8.3. FIDUCIARIES. Interests in the name of a guardian, curator or trustee are to be voted by such fiduciary either in person or by proxy provided the books of the Company show the Interest to be in the name of such fiduciary in such capacity.

                  11.8.4. SECURED PARTIES. Interests which have been pledged (but only if pledged as permitted by this Agreement) are to be voted by the pledgor until the Interests have been transferred into the name of the pledgee and, thereafter, the pledgee is entitled to vote the Interests so transferred provided the pledgee otherwise complies with Section 9.

         11.9. INFORMAL ACTION BY MEMBERS. Any action required by this Agreement to be taken at a meeting of the Members, or any action which may be taken at a meeting of the Members, may be taken without a meeting if all of the Members entitled to vote with respect to the subject matter thereof sign written consents that set forth the action so taken. Such consents have the same force and effect as a unanimous vote of the Members at a meeting duly held, and may be stated as such in any certificate or document filed with the Secretary of State of the State of Missouri or any other state in the United States of America. The Manager is to file such consents with the minutes of the meetings of the Members.

         11.10. RULES OF MEETINGS. The Manager is to preside at all meetings of the Members or, in his absence, such individual as is designated by a majority (on a per capita basis) of the Members present at such meeting. To the extent not inconsistent with this Agreement, the Robert's Rules of Order govern all meetings of the Members.

         11.11. PRESUMPTION OF ASSENT. A Member is presumed to have assented to the action taken on any Company matter at a Member meeting at which it is present unless its dissent is entered in the minutes of the meeting or unless it forwards such dissent by registered mail to the Manager immediately after the adjournment of the meeting. A Member who voted in favor of such action may not so dissent.

         11.12. TELE-PARTICIPATION IN MEETINGS. Members may participate in a meeting of the Members by means of a conference telephone or similar communications equipment whereby all individuals participating in the meeting can hear each other. Participation in a meeting in this manner constitutes presence in person at the meeting.

12.      INDEMNIFICATIONS.

         12.1. INDEMNIFICATION OF MEMBERS AND THE MANAGER.

                  12.1.1. INDEMNIFICATION WITH RESPECT TO THIRD PARTY ACTIONS. The Company is to indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a Member or Manager or Officer (or other Person designated in Section 4.4) against expenses (including attorneys' fees), judgments, fines, taxes and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that such Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  12.1.2. INDEMNIFICATION WITH RESPECT TO ACTIONS BY OR IN THE RIGHT OF THE COMPANY. The Company is to indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a Member or Manager or Officer (or other Person designated in Section 4.4) against expenses (including attorneys' fees), judgments, fines, taxes and amounts paid in settlement actually and reasonably incurred by such Person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. However, no indemnification is to be made in respect of any claim, issue or matter as to which such Person has been adjudged to be liable for gross negligence or willful misconduct in the performance of his duty to the Company unless and only to the extent that the court in which such action or suit was brought (or the arbitrators in an arbitration brought under this Agreement) determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses which the court (or arbitrator) deems proper. Any indemnification under this Section (unless ordered by a court or arbitrator, as applicable) is to be made by the Company only as authorized in the specific case upon a determination that indemnification of the Person is proper in the circumstances because he has met the applicable standard of conduct set forth in this Section. Such determination is to be made: (i) by independent legal counsel in a written opinion; or (ii) by a Majority of the Members (determined without regard to the Member seeking indemnity).

         12.2. INDEMNIFICATION OF TAX MATTERS PARTNER. Except as to any loss or damage as a result of any misrepresentation or the breach of any agreement or covenant contained in this Agreement, the Tax Matters Partner is not liable, responsible or accountable to the Company or to the Members for any loss in connection with any actions taken by the Tax Matters Partner if the Tax Matters Partner is not guilty of willful misconduct or gross negligence. The Company (but not the Members) will indemnify and hold harmless the Tax Matters Partner from any loss, damage or liability due to, or arising out of, any act performed by the Tax Matters Partner within the scope of the authority conferred upon it by this Agreement, except for any act which constitutes misconduct or gross negligence.

         12.3. INDEMNIFICATION BY MEMBERS. Each Member hereby unconditionally, irrevocably and absolutely agrees to protect, defend, indemnify and hold harmless the other Members and their respective past, present and future officers, directors, shareholders, employees, agents, attorneys, representatives, trustees and beneficiaries, and each of the foregoing's heirs, personal representatives, successors and assigns, from any and all manner of actions, suits, damages, judgments, executions, obligations, costs, expenses, fees (including attorneys' fees and court costs), counterclaims, claims, demands, causes of action, liabilities, losses and amounts paid in settlement incurred, paid or sustained by any of the foregoing, in each case in connection with, arising out of, based upon, relating to or otherwise involving such Member's breach of warranty or nonfulfillment of any provision of this Agreement.

         12.4. INDEMNIFICATION PROVIDED IN THIS SECTION NON-EXCLUSIVE. The indemnifications provided by Section 12 are not exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of Members or otherwise, and continues as to a Person who has ceased to be a Member or Manager or Officer and inures to the benefit of the heirs, executors and administrators of such Person.

13.      GENERAL PROVISIONS.

         13.1. ACCOUNTING TERMS. All accounting terms not specifically defined herein are to be construed in accordance with GAAP as in effect from time to time.

         13.2. AMENDMENT AND MODIFICATION. No amendment, modification, supplement or termination of any provision of this Agreement, nor consent to any departure therefrom, will in any event be effective unless the same is in writing and is approved as set forth herein. Any waiver of any provision of this Agreement and any consent to any departure from the terms of any provision of this Agreement is to be effective only in the specific instance and for the specific purpose for which given.

         13.3. CAPTIONS. Captions contained in this Agreement and in the table of contents have been inserted herein only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

         13.4. COUNTERPART FACSIMILE EXECUTION. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of the Manager or any Member thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of the Manager or any Member, any facsimile or telecopy document is to be re-executed in original form by the Manager and Members who executed the facsimile or telecopy document. Neither the Manager nor any Member may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section.

         13.5. COUNTERPARTS. This Agreement may be executed by the Members on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all the Members notwithstanding that all the Members are not signatories to the same counterpart.

         13.6. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the Members pertaining to the subject matter hereof and supersedes all prior agreements, letters of intent, understandings, negotiations and discussions of the Members, whether oral or written.

         13.7. FAILURE OR DELAY. No failure on the part of the Manager or any Member to exercise, and no delay in exercising, any right, power or privilege hereunder operates as a waiver thereof; nor does any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. No notice to or demand on any Member in any case entitles such Member to any other or further notice or demand in similar or other circumstances.

         13.8. FURTHER ASSURANCES. The Members will execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

         13.9. GOVERNING LAW. This Agreement and the rights and obligations of the Members hereunder are to be governed by and construed and interpreted in accordance with the laws of the State of

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Missouri applicable to contracts made and to be performed wholly within
Missouri, without regard to choice or conflict of laws rules.

         13.10. LEGAL FEES. Except as otherwise provided herein, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby are to be paid by the Member incurring such costs and expenses. In the event the Company or any Member brings suit to construe or enforce the terms hereof, or raises this Agreement as a defense in a suit brought by the Company or another Member, the prevailing Person is entitled to recover its attorneys' fees and expenses.

         13.11. NOTICES. All notices, consents, requests, demands and other communications hereunder are to be in writing and are deemed to have been duly given or made: (i) when delivered in person; (ii) three days after deposited in the United States mail, first class postage prepaid; (iii) in the case of overnight courier services, one Business Day after delivery to the overnight courier service with payment provided for; or (iv) in the case of telex, telecopy, fax or electronic transmission (such as e-mail), when sent, verification received; in each case addressed to the Members as set forth on Schedule A, or to such other address as any Member may designate by notice to the other Members or the Company in accordance with the terms of this Section.

         13.12. PRIORITY. Except as specifically set forth herein, no Member is entitled to any priority over any other Member in regard to the affairs of the Company.

         13.13. REMEDIES CUMULATIVE. Each and every right granted hereunder and the remedies provided for under this Agreement are cumulative and are not exclusive of any remedies or rights that may be available at law, in equity or otherwise.

         13.14. SCHEDULES. All of the Schedules and Exhibits attached to this Agreement are deemed incorporated herein by reference.

         13.15. SEVERABILITY. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction is, as to such jurisdiction, ineffective to the extent of any such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof, or affecting the validity, enforceability or legality of such provision in any other jurisdiction, unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

         13.16. SPECIFIC PERFORMANCE. Each Member recognizes that, if it fails to perform, observe or discharge any of its obligations under this Agreement, no remedy at Law will provide adequate relief to the Company. Therefore, the Company is hereby authorized to demand specific performance of this Agreement, and is entitled to temporary and permanent injunctive relief and without being required to post any bonds, in a court of competent jurisdiction at any time when any Member fails to comply with any of the provisions of this Agreement applicable to it. To the extent permitted by Law, each Member hereby irrevocably waives any defense that it might have based on the adequacy of a remedy at Law which might be asserted as a bar to such remedy of specific performance or injunctive relief.

         13.17. SUBMISSION TO JURISDICTION. SUBJECT TO SECTION 14, ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO MAY BE BROUGHT IN THE COURTS OF THE COUNTY OF ST. LOUIS, STATE OF MISSOURI OR ANY COURT OF THE UNITED STATES OF AMERICA FOR THE EASTERN DISTRICT OF MISSOURI AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH MEMBER AND THE MANAGER HEREBY ACCEPTS FOR ITSELF AND THE COMPANY AND IN RESPECT OF SUCH MEMBER'S, THE MANAGER'S AND THE COMPANY'S PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF SUCH COURTS.

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

THE MEMBERS AND MANAGER IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THE MANAGER, EACH MEMBER AND THE COMPANY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AND TO EACH OF THE OTHER MEMBERS AT THEIR ADDRESS PROVIDED HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.

         13.18. SUCCESSORS AND ASSIGNS. All provisions of this Agreement are binding upon, inure to the benefit of and are enforceable by or against the Company and the Members and their respective heirs, executors, administrators or other legal representatives and permitted successors and assigns.

         13.19. THIRD-PARTY BENEFICIARY. This Agreement is solely for the benefit of the Company, the Members and the Manager and their respective successors and permitted assigns and no other Person has any right, benefit, priority or interest under or because of the existence of this Agreement except as specifically set forth herein.

14. ARBITRATION. Except as set forth in Section 13.16, any claim arising out of or related to this Agreement, or a breach hereof, is to be settled by arbitration in accordance with the procedures set forth in this Section. The Members agree that, in the event of a dispute among them or the Company relating to or arising out of this Agreement, the affected parties will submit such dispute to binding arbitration as provided herein. All arbitrations will be conducted in St. Louis, Missouri, or at another location mutually approved by such parties, pursuant to the Commercial Arbitration Rules of the American Arbitration Association except as provided herein. The panel used will be selected from arbitrators employed by the American Arbitration Association and the decisions of the arbitrators are final and binding on all parties thereto. All arbitrations will be undertaken pursuant to the Federal Arbitration Act, where applicable, and the decision of the arbitrator is enforceable in any court of competent jurisdiction. All of the Members and the Company agree to waive their respective rights to further appeal or redress in any other court or tribunal except solely for the purpose of obtaining execution of the decision resulting from the arbitration proceeding. In the event of any arbitration or other legal proceeding brought by any Member or the Company against another Member or the Company with regard to any matter arising out of or related to this Agreement, the Company and each Member hereby expressly agrees that the final award decision will also provide for an allocation and division between or among the parties to the arbitration, of: (i) legal fees and expenses as set forth in Section 13.10; and (ii) all other costs and expenses of the dispute, including court costs and arbitrators', reasonable accountants' and expert witness fees, costs and expenses (including disbursements) incurred in connection with such proceedings, on a basis which is just and equitable under the circumstances. The arbitrator is directed by this Agreement to conduct the arbitration hearing no later than three months from the service of the statement of claim and demand for arbitration unless good cause is shown establishing that the hearing cannot fairly and practically be so convened. Depositions will be taken only as deemed appropriate by the arbitrator and only where good cause is shown. The parties to the arbitration will be entitled to conduct document discovery by requesting production of documents. Responses or objections will be served twenty days after receipt of a request. The arbitrator will resolve any discovery disputes by such pre-hearing conferences as may be needed. All Members and the Company agree that the arbitrator and any counsel of record to the proceeding have the power of subpoena process as provided by Law. Notices of demand for arbitration must be filed in writing with the Company and the other Members in accordance with Section 13.11. A demand for arbitration is to be made within a reasonable time after the claim has arisen, but in no event later than the date when institution of legal or equitable proceedings based on such claim would be barred

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

by the applicable statute of limitations. The award rendered by the arbitrators, including as to legal fees in accordance with Section 13.10, is final, and judgment may be entered upon it in accordance with Law in any court of competent jurisdiction.

                  THIS AGREEMENT CONTAINS A BINDING ARBITRATION
                 PROVISION WHICH MAY BE ENFORCED BY THE PARTIES


                                   R, R, M & C GROUP, L.P., a Missouri limited partnership

                                   By:  R,  R,  M  &  C Management Corporation,
                                   a Missouri corporation, General Partner


                                      By: /s/Robert Sands
                                          --------------------------------------
                                           Robert Sands, President



                                    /s/Gloria S. Robinson
                                   ---------------------------------------------
                                      GLORIA S. ROBINSON

[The Schedules to this Agreement have been intentionally omitted. Such Scdedules will be filed with the SEC upon its request.]